UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ADVANCED DRAINAGE SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 6, 2017

Dear Stockholder:

I cordially invite you to attend via webcast the 2017 Annual Meeting of Stockholders of Advanced Drainage Systems, Inc. (the “Company,” “we” or “our”), which will be held on Monday, July 17, 2017 at 10:00 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders, which means that you will be able to participate in the Annual Meeting, vote and submit your questions during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/WMS2017. You will not be able to attend the Annual Meeting in person.

Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully. If you participate in the Annual Meeting via the live webcast at www.virtualshareholdermeeting.com/WMS2017, you may revoke your proxy and vote during the Annual Meeting, even if you have previously submitted a proxy.

We have elected to take advantage of Securities and Exchange Commission (“SEC”) rules that allow us to furnish proxy materials to certain stockholders on the Internet. On or about the date of this letter, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on May 24, 2017. At the same time, we provided those stockholders with access to our online proxy materials and filed our proxy materials with the SEC. We believe furnishing proxy materials to our stockholders on the Internet will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. If you have received the Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained in the Notice.

Stockholders of record at the close of business on May 24, 2017 are entitled to vote at the 2017 Annual Meeting. Regardless of the number of shares you own, your vote is important. I urge you to vote as soon as possible by telephone, the Internet or by signing, dating and returning the enclosed proxy card by mail, even if you plan to attend the meeting via webcast.

Your continuing interest in our Company is greatly appreciated.

Very truly yours,

Joseph A. Chlapaty

President and Chief Executive Officer

ADVANCED DRAINAGE SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on July 17, 2017

The Annual Meeting of Stockholders of Advanced Drainage Systems, Inc. (the “Company”) will be held on Monday, July 17, 2017 at 10:00 a.m., Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders.

The purposes of the meeting are:

1. To elect three directors, described in the proxy statement, nominated for a term to expire at the 2020 Annual Meeting;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending on March 31, 2018;

3. To hold a non-binding advisory vote on the compensation for the Company’s named executive officers, as disclosed in the proxy statement;

4. To approve the Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”);

5. To approve the material terms of the performance measures under the 2017 Incentive Plan for purposes of Internal Revenue Code Section 162(m); and

6. To consider and act upon such other matters as may properly be brought before the meeting, or any adjournment or postponement thereof.

These matters are more fully described in the proxy statement. The Board of Directors recommends that you vote “FOR ALL” of the nominated directors, “FOR” the ratification of the Company’s independent registered public accounting firm, “FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, “FOR” the proposal to approve the 2017 Incentive Plan, and “FOR” the proposal to approve the material terms of the performance measures under the 2017 Incentive Plan for purposes of Internal Revenue Code Section 162(m). The Board of Directors knows of no other matters at this time that may be properly brought before the meeting.

Stockholders of record at the close of business on May 24, 2017 are entitled to notice of, and to vote at the Annual Meeting and any subsequent adjournments or postponements. A list of these stockholders will be available for inspection for 10 days preceding the Annual Meeting at our corporate headquarters, 4640 Trueman Boulevard, Hilliard, Ohio 43026. We will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 7, 2017 to stockholders of record at the close of business on May 24, 2017. The Notice contains instructions on how to access our proxy statement, our fiscal year 2017 Annual Report to Stockholders and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials.

It is important that your common shares be represented at the Annual Meeting whether or not you are personally able to attend via webcast. Our proxy tabulator, Broadridge Financial Solutions, Inc. must receive your proxy card no later than 11:59 p.m., Eastern Time on July 16, 2017.

Please read carefully the sections in the proxy statement on attending via webcast and voting at the Annual Meeting to ensure that you comply with these requirements.

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be held on July 17, 2017: The proxy statement and our annual report on Form 10-K for fiscal year 2017 are available at www.proxyvote.com.

By Order of the Board of Directors

Scott A. Cottrill

Corporate Secretary

Hilliard, Ohio

June 6, 2017

PROXY STATEMENT

Advanced Drainage Systems, Inc. (which we refer to as “we,” “us,” “our,” “ADS” or the “Company”) is furnishing this proxy statement in connection with the solicitation by our Board of Directors (our “Board”) of proxies to vote at the Annual Meeting of Stockholders, to be held via webcast on July 17, 2017 (the “Annual Meeting” or the “2017 Annual Meeting”), or at any adjournment or postponement thereof. A copy of this proxy statement, the proxy card and our Annual Report for the fiscal year ended March 31, 2017 can be found at the web address www.proxyvote.com. We will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about June 7, 2017 to stockholders of record at the close of business on May 24, 2017. The Notice contains instructions on how to access our proxy statement, our fiscal year 2017 Annual Report to Stockholders and the form of proxy on the Internet, as well as instructions on how to request a paper copy of the proxy materials. We first sent these proxy materials to our stockholders on or about June 7, 2017.

References in this proxy statement to the Company’s “2018 Annual Meeting,” “2019 Annual Meeting,” and “2020 Annual Meeting” shall mean the annual meeting of stockholders to occur following each of the fiscal years ended March 31, 2018, 2019 and 2020, respectively.

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING

Who is soliciting my proxy with this Proxy Statement?

The Company is soliciting your proxy in connection with the Company’s 2017 Annual Meeting.

Where and when will the meeting be held?

This year’s meeting will be held on July 17, 2017 and will begin at 10:00 a.m. (Eastern Time). The 2017 Annual Meeting will be held only by means of a live webcast.

What if I wish to attend the meeting?

We will be hosting the Annual Meeting live via the Internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/WMS2017. The webcast will start at 10:00 a.m. (Eastern Time), on July 17, 2017. Stockholders may vote and submit questions while connected to the Annual Meeting on the Internet.

Instructions on how to connect and participate in the Annual Meeting, including how to demonstrate proof of ownership of our common shares, are posted at www.virtualshareholdermeeting.com/WMS2017. If you do not have your 16-digit control number that is printed in the box marked by the arrow on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials), you will only be able to listen to the Annual Meeting.

What will be voted on at the meeting?

At the Annual Meeting, stockholders will be asked to approve (i) the election of three directors for terms expiring at the 2020 Annual Meeting, (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending March 31 2018, (iii) in a non-binding advisory capacity, the Company’s named executive officer compensation, (iv) the 2017 Incentive Plan, (v) the material terms of the performance measures under the 2017 Incentive Plan for purposes of Internal Revenue Code Section 162(m), and to transact such other business as may properly come before the 2017 Annual Meeting or any adjournment or postponement thereof.

Who is entitled to vote at the meeting?

The record date for this meeting is May 24, 2017. On that date, the Company had 55,615,568 shares of common stock (“Common Stock”) outstanding and 24,225,130 shares of redeemable convertible preferred stock (the “ESOP Preferred Stock”) outstanding. Holders of our Common Stock and ESOP Preferred Stock are entitled to one vote for each share held as of the May 24, 2017 record date. Holders of our Common Stock and ESOP Preferred Stock will vote as a single class on all matters described in this proxy statement. Stockholders may not cumulate votes in the election of directors.

If I am a stockholder of record of Common Stock, how do I vote?

If your shares of Common Stock are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered the stockholder of record with respect to those shares and you may cast your vote by any one of the following ways:

•	By Telephone: Call 1-800-690-6903: You can use any touch-tone telephone. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you call and follow the instructions.

•	Over the Internet: Go to www.proxyvote.com: You can use the Internet 24 hours a day to transmit your voting instructions. Have your proxy card or Notice of Internet Availability of Proxy Materials in hand when you access the web site and follow the instructions.

•	By Mail: If you received a printed copy of the proxy materials, you may submit your vote by completing, signing and dating your proxy card and returning it in the prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

If I am a beneficial owner of shares of Common Stock held in street name, how do I vote?

If your shares of Common Stock are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name.” The organization holding your account is considered the stockholder of record for purposes of voting at the 2017 Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. If you request printed copies of these proxy materials by mail, you will receive a voting instruction form.

If I am a participant in the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan, how do I vote?

If you are a participant in the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and trust (the “ESOP”), you have the right to instruct Fifth Third Bank, as administrative trustee of the ESOP (the “ESOP Trustee”), to vote the shares of ESOP Preferred Stock allocated to your ESOP account. If no instructions are given or if your voting instructions are not received by the deadline shown on the enclosed proxy card, the ESOP Trustee will vote the uninstructed shares in the same proportion in which it has received voting instructions.

Please note that participants in the ESOP may not vote in person at the meeting, as only the ESOP Trustee is authorized to vote the shares of ESOP Preferred Stock allocated to participants’ accounts.

What if I want to change my vote?

If you want to change your vote, you may revoke your proxy by:

•	Submitting your vote at a later time via the Internet or telephone prior to the 2017 Annual Meeting;

•	Submitting a properly signed proxy card with a later date that is received at or prior to the Annual Meeting; or

•	Providing notice in writing before the meeting to: Secretary, Advanced Drainage Systems, Inc., 4640 Trueman Boulevard, Hilliard, Ohio 43026 USA.

What if I submit a proxy without giving specific voting instructions?

If you properly submit a proxy without giving specific voting instructions, the individuals named as proxies on the proxy card will vote your shares:

•	FOR the election of the three nominees for Director named on page 5.

•	FOR the ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year ending March 31, 2018.

•	FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

•	FOR the approval of the 2017 Incentive Plan.

•	FOR the approval of the material terms of the performance measures under the 2017 Incentive Plan for purposes of Internal Revenue Code Section 162(m).

•	In accordance with the best judgment of the individuals named as proxies on the proxy card on any other matters properly brought before the Annual Meeting.

Will my shares be voted if I do not provide my proxy?

If you are a registered stockholder and do not submit a proxy, you must attend the meeting via webcast in order to vote your shares.

If you hold shares in “street name,” your shares may be voted on certain matters even if you do not provide voting instructions to your bank or broker. Banks and brokers have the authority under the rules of the New York Stock Exchange (“NYSE”) to vote shares for which their customers do not provide voting instructions on certain routine matters. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is considered a routine matter for which banks and brokers may vote without specific instructions from their customers. You must provide voting instructions to your bank or broker for your shares to be voted on all other matters presented at the 2017 Annual Meeting.

If you are a participant in the ESOP and do not instruct Fifth Third Bank, as ESOP Trustee, to vote the shares allocated to your ESOP account, or if your voting instructions are not received by the deadline shown on the enclosed voting instruction form, Fifth Third Bank will vote the uninstructed shares in the same proportion in which it has received voting instructions.

What should I do if I have questions?

If you have any questions or require any assistance with voting your shares of Common Stock or with respect to instructing the trustee of the ESOP with respect to any shares of ESOP Preferred Stock, please contact Scott A. Cottrill, the Company’s corporate secretary, at (614) 658-0050.

PROPOSAL ONE: ELECTION OF DIRECTORS

Board Composition

Our business and affairs are managed under the direction of our board of directors. We currently have nine directors. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

Our board of directors is divided into three classes of directors serving staggered terms of three years each. Generally, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Our directors are currently separated into the following classes:

•	Our Class I directors are Joseph A. Chlapaty, Tanya Fratto and Carl A. Nelson, Jr.;

•	Our Class II directors are Robert M. Eversole, Alexander R. Fischer and M.A. (Mark) Haney; and

•	Our Class III directors are C. Robert Kidder, Richard A. Rosenthal and Abigail S. Wexner.

The terms of our Class I directors are set to expire upon the election and qualification of successor directors at the 2017 Annual Meeting. The terms of our Class II directors are set to expire upon the election and qualification of successor directors at our 2018 Annual Meeting. The terms of our Class III directors are set to expire upon the election and qualification of successor directors at our 2019 Annual Meeting.

Any vacancies in our classified Board will be filled by the remaining directors and the elected person will serve the remainder of the term of the class to which he or she is appointed. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy their oversight responsibilities effectively in light of our business and structure, our Board focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. We also value the experience that our directors bring from their service on other boards.

Election of Directors

The Class I directors to be elected at the 2017 Annual Meeting will serve a term that expires at the 2020 Annual Meeting. The Board has nominated Messrs. Chlapaty and Nelson and Ms. Fratto for re-election as Class I directors. All of the nominees have indicated a willingness to stand for re-election and to serve if re-elected.

The following paragraphs describe the business experience and education of Messrs. Chlapaty and Nelson and Ms. Fratto, who have been nominated for terms expiring at the 2020 Annual Meeting.

Joseph A. Chlapaty. Mr. Chlapaty joined us in 1980 and has served as Chairman of our Board since 2008, a director since 1988, President since 1994 and Chief Executive Officer since 2004. From 1980 to 1994, Mr. Chlapaty served as our Vice President and Chief Financial Officer. Before joining us, Mr. Chlapaty served as Corporate Accounting Manager, Assistant Treasurer, and Treasurer for Lindberg Corporation and prior to that was with Arthur Andersen LLP. Mr. Chlapaty serves on the advisory board to Fifth Third Bank of Columbus, and is also a member or former member of several not-for profit boards, including Nationwide Children’s Hospital, KIPP Journey Academy, The Columbus Foundation, Ohio Foundation of Independent Colleges, the University of Dubuque and Marietta College. Mr. Chlapaty holds a bachelor’s degree in Business Administration from the University of Dubuque and an MBA from DePaul University. We believe that Mr. Chlapaty’s leadership capabilities, his thorough knowledge of all facets of our business and operations and his deep understanding of our history, culture and the markets in which we operate make him qualified to serve as a member of our Board.

Tanya Fratto. Ms. Fratto became a director in 2013. Prior to that, Ms. Fratto spent over 30 years with global industrial companies and private equity. She was Chief Executive Officer of Diamond Innovations, Inc., a world-leading manufacturer of industrial diamonds and cubic boron nitride used in oil and gas, infrastructure, automotive, aerospace, and electronics industries. In addition, she enjoyed a successful 20-year career with General Electric. Her experience has ranged from profit and loss ownership, product management and operations, to Six Sigma and supply chain management, spending time in GE Aerospace, GE Plastics, Corporate Sourcing, GE Appliances, and GE Consumer Service. Ms. Fratto holds a BS in Electrical Engineering from the University of South Alabama. She currently sits on the board of Smiths Global Plc, a global technology company. We believe that Ms. Fratto’s extensive executive and management experience as well as her experience managing global operations and the insights gained from those experiences make her qualified to serve as a member of our Board.

Carl A. Nelson, Jr. Mr. Nelson was appointed as a director on August 4, 2016. Mr. Nelson currently serves on the board of Star Leasing Company, a $115 million ESOP-owned company that leases semi-trailers through nine facilities across seven states. He also serves on the board of Worthington Industries, a $3 billion diversified metal processing company, where he has been the audit committee chair since 2004 and a member of the executive committee. Prior to his retirement in 2002 after 31 years of service, Mr. Nelson was a partner with Arthur Andersen, LLP, where he served as Managing Partner of the Columbus, Ohio office and was the leader of the firm’s consulting services for the products industry in the United States. Mr. Nelson has taught in the MBA and executive education programs at The Ohio State University and is a member of the Dean’s Advisory Council for the Fisher College of Business at The Ohio State University. Mr. Nelson received his B.S. in Accounting from The Ohio State University and a Masters of Business Administration from the University of Wisconsin and is a Certified Public Accountant. We believe that Mr. Nelson’s public company accounting expertise and his years of experience as a business consultant on a variety of projects involving strategic planning, acquisitions, financial matters and executive coaching make him qualified to serve as a member of our Board.

Although it is anticipated that each nominee will be available to serve as a director, should any nominee be unable to serve, the proxies will be voted by the proxy holders in their discretion for another person properly designated. Each nominee recommended by the Board to stockholders was recommended to the Board by the nominating and corporate governance committee.

Directors Not Up for Re-Election

The following paragraphs describe the business experience and education of our Class II and Class III directors (not standing for re-election).

Robert M. Eversole. Robert M. Eversole became a director in 2008. Mr. Eversole is a Managing Partner of Stonehenge Partners, Inc., a private investment capital firm and has been continuously employed as such since 2007. Prior to joining Stonehenge Partners, Mr. Eversole spent 22 years with Fifth Third Bank, most recently as President and Chief Executive Officer of Central Ohio, and additionally served as Regional President for Fifth Third Bancorp affiliate banks in Western Ohio, Central Florida and Ohio Valley. He also served as a member of the Fifth Third Bancorp Operating Committee. Mr. Eversole currently serves on the boards of directors for certain privately-held companies. Mr. Eversole is a graduate of The Ohio State University and has completed a number of executive education programs. We believe that Mr. Eversole’s extensive background in private equity and commercial banking, his expertise on financial matters and his extensive leadership and management experience make him qualified to serve as a member of our Board.

Alexander R. Fischer. Alexander R. Fischer became a director in 2014. Mr. Fischer has been the President and CEO of the Columbus Partnership, an organization of CEOs focused on civic, philanthropic, education and economic development opportunities in Columbus, Ohio, since 2009. Prior to his role at the Columbus Partnership, Mr. Fischer worked at Battelle Memorial Institute, a science and technology company, from 2002 to 2009, where he served as Senior Vice President for Business and Economic Development, Vice President of

Commercialization, and Director of Technology Transfer and Economic Development. Mr. Fischer has also worked in the public sector, as Commissioner of Economic Development, Deputy Governor and the Chief of Staff for the State of Tennessee from 1997 to 2002. In the past, he has served on the boards of directors for a variety of for-profit and not-for-profit organizations, and currently serves on the boards of Nationwide Children’s Hospital, The Ohio State University, and Columbus 2020. Mr. Fischer graduated from the University of Tennessee with a B.S. in Economics and Public Administration and also received a Master’s of Science in Urban Planning and Economic Development from the University of Tennessee. We believe that Mr. Fischer’s executive management experience, his knowledge of economic development and commercialization and the knowledge he has gained from his extensive involvement in the public policy sectors make him qualified to serve as a member of our Board.

M.A. (Mark) Haney. M.A. (Mark) Haney became a director in 2014. Mr. Haney retired in December 2011 from Chevron Phillips Chemical Company LP, a chemical producer, where he served as Executive Vice President of Olefins and Polyolefins from January 2011 until his retirement. From 2008 to 2011, Mr. Haney served as Senior Vice President, Specialties, Aromatics and Styrenics. He also served as Vice President of Polyethylene and President of Performance Pipe. Prior to joining Chevron Phillips Chemical Company, Mr. Haney held numerous management positions with Phillips Petroleum Company. Mr. Haney currently serves on the board of directors of Phillips 66 Partners LP. Mr. Haney attended West Texas University and majored in chemistry. We believe that Mr. Haney’s extensive executive and management experience and his understanding of the petro-chemicals industry and the raw materials used in our products make him qualified to serve as a member of our Board.

C. Robert Kidder. C. Robert Kidder became a director in 2014. Mr. Kidder also serves as the Lead Independent Director on our Board. Mr. Kidder served as Chairman and Chief Executive Officer of 3Stone Advisors LLC, a private investment firm, from 2006 to 2011, and as non-executive Chairman of the Board of Chrysler Group LLC from 2009 to 2011. He was a Principal at Stonehenge Partners, Inc., a private investment firm, from 2004 to 2006. Mr. Kidder served as President of Borden Capital, Inc., a company that provided financial and strategic advice to the Borden family of companies, from 2001 to 2003. He was Chairman of the Board from 1995 to 2004 and Chief Executive Officer from 1995 to 2002 of Borden Chemical, Inc. (formerly Borden, Inc.), a forest products and industrial chemicals company. Mr. Kidder was Chairman and Chief Executive Officer and President of Duracell International Inc. Prior to joining Duracell International Inc., Mr. Kidder worked in planning and development at Dart Industries and as a management consultant with McKinsey & Co. Mr. Kidder currently serves on the board of directors of Microvi Biotech Inc. and previously served on the boards of directors of Morgan Stanley from 1997 to 2015, Schering-Plough Corporation from 2005 to 2009 and Merck and Co., Inc. from 2005 to 2017. Mr. Kidder earned a B.S. in industrial engineering from the University of Michigan and a graduate degree in industrial economics from Iowa State University. We believe Mr. Kidder’s extensive financial and senior executive experience, including in business development, operations and strategic planning, as well as knowledge he has gained through his directorship service at other public companies, make him qualified to serve as a member of our Board.

Richard A. Rosenthal. Richard A. Rosenthal became a director in 1988. Mr. Rosenthal retired from the University of Notre Dame du Lac in 1995 after successfully serving as Athletic Director for eight years. Prior to his service as athletic director and following a professional basketball career, Mr. Rosenthal held several leadership roles in banking, including as Executive Vice President of Indiana Bank & Trust as well as serving over 25 years as Chairman and CEO of St. Joseph Bancorp. He formerly served on the boards of directors of LaCrosse Footwear, St. Joseph Capital Bank, Beck Corp., and two advisory boards of venture capital funds. Mr. Rosenthal holds a bachelor’s degree in Finance from the University of Notre Dame du Lac and is a former Chairman and current member of the Business Advisory Council of the University of Notre Dame du Lac Mendoza College of Business. We believe that Mr. Rosenthal’s extensive financial and senior executive experience, as well as knowledge he has gained through his directorship service with other companies, make him qualified to serve as a member of our Board.

Abigail S. Wexner. Abigail S. Wexner became a director in 2014. Mrs. Wexner is the CEO of Whitebarn Associates, a private investment company. She serves on the boards of LBrands, Inc., the KIPP Foundation, Harvard University’s Center for Public Leadership, The Ohio State University, Nationwide Children’s Hospital, the Columbus Downtown Development Corporation, the Columbus Partnership, Pelotonia, The Ohio State University Wexner Medical Center, The Wexner Foundation, The Wexner Center Foundation and the United States Equestrian Team Foundation. She is founding board member and vice chair of the board for KIPP Columbus, founder and chair of the board for The Center for Family Safety and Healing and a past chair of the Governing Committee of the Columbus Foundation. Mrs. Wexner also held a presidential appointment to The United States Holocaust Memorial Museum.

Recommendation of the Board

The Board unanimously recommends that you vote “FOR” the election of each of Messrs. Chlapaty and Nelson and Ms. Fratto.

Vote Required

The election of directors is by plurality vote of holders of our Common Stock and our ESOP Preferred Stock, voting together as a single class present in person or by proxy at the Annual Meeting and entitled to vote thereon, with the nominees receiving the highest vote totals to be elected as directors. Brokers non-votes and abstentions are not counted toward the election of directors or toward the election of individual nominees specified on the proxy and therefore, broker non-votes and abstentions shall have no effect on this proposal.

If you return a proxy card without giving specific voting instructions, then your shares will be voted “FOR” the election of Messrs. Chlapaty and Nelson and Ms. Fratto.

If you hold your shares in “street name” and do not provide specific voting instructions to the bank or broker or do not obtain a proxy from such bank or broker to vote those shares, then your shares will not be voted in the election of Directors.

CORPORATE GOVERNANCE

Certain Information Regarding our Directors and Executive Officers

The name and age of each director, nominee and executive officer and the positions held by each of them as of the date of this proxy statement are as follows

Name	Age	Class	Position(s)
Joseph A. Chlapaty	71	Class I	Chairman of the Board of Directors, Director, President and Chief Executive Officer
Scott A. Cottrill	51	—	Executive Vice President, Chief Financial Officer, Secretary and Treasurer
Thomas M. Fussner	60	—	Executive Vice President and Co-Chief Operating Officer
Ronald R. Vitarelli	50	—	Executive Vice President and Co-Chief Operating Officer
Robert M. Klein	54	—	Executive Vice President, Sales
Kevin C. Talley[1]	45	—	Executive Vice President and Chief Administrative Officer
Ewout Leeuwenburg	51	—	Senior Vice President, International
Robert M. Eversole	55	Class II	Director
Alexander R. Fischer	50	Class II	Director
Tanya Fratto	56	Class I	Director
M.A. (Mark) Haney	62	Class II	Director
C. Robert Kidder	72	Class III	Lead Independent Director
Carl A. Nelson, Jr.	72	Class I	Director
Richard A. Rosenthal	84	Class III	Director
Abigail S. Wexner	55	Class III	Director

(1)	On August 4, 2016, the Board appointed Kevin C. Talley to serve as Executive Vice President and Chief Administrative Officer of the Company.

As previously disclosed, effective August 4, 2016, David L. Horing provided notice of his resignation from our board of directors and any committees thereof. Mr. Horing’s resignation did not result from a disagreement with the Company on any matter relating to the Company’s operation, policies or practices. On August 4, 2016, the board of directors appointed Carl A. Nelson, Jr. as a Class I director to fill the vacancy created by the departure of Mr. Horing.

Executive Officers who are not Directors

Scott A. Cottrill joined us in November 2015 as Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Cottrill came to the Company with extensive financial reporting, accounting and corporate finance experience. He currently oversees our finance, business development, and information technology functions. From 2012 to November 2014, Mr. Cottrill served as Executive Vice President and Chief Financial Officer of Jeld-Wen, Inc., a leading global manufacturer of windows, doors and treated composite trim and panels, and from November 2014 to February 2015 as an Executive Vice President of Jeld-Wen, Inc. From 1998 to 2012, Mr. Cottrill held various finance and accounting positions with Goodrich Corporation, including from 2005 to 2012 the position of Vice President, Controller and Chief Accounting Officer and from 2002 to 2005 the position of Vice President, Internal Audit. Prior to joining Goodrich, Mr. Cottrill worked at PricewaterhouseCoopers LLP from 1987 to 1998 Mr. Cottrill holds a bachelor’s degree in Accounting from The Pennsylvania State University and is also a Certified Public Accountant.

Thomas M. Fussner joined us in October 1989 and has served as Executive Vice President since February 2006 and Co-Chief Operating Officer since November 2009. Mr. Fussner joined us as Director, Supplier Relations and has held advancing leadership roles in our manufacturing and operations functions, including being named Vice President, Manufacturing Operations in July 1995 and Senior Vice President, Manufacturing

Operations in January 2009. He currently oversees our manufacturing, logistics, procurement, manufacturing engineering, and operational services. Prior to joining us, he spent seven years at the lighting division of General Electric in plant, product, and customer service management positions. Mr. Fussner holds a bachelor’s degree in Chemistry from Colgate University and an M.B.A. with a concentration in Operations Management from the University of Michigan.

Ronald R. Vitarelli joined us in November 1988 and has served as Executive Vice President & Co-Chief Operating Officer since November 2011. Mr. Vitarelli joined us as a Sales Representative and was promoted to Regional Sales Manager in December 1995. In July 2003, he was named General Manager of StormTech LLC, a manufacturer of underground storm water retention and detention systems that was a 50/50 joint venture of ours with Infiltrator Systems, Inc. Upon our acquisition of the remaining 50% interest in StormTech from Infiltrator in November 2009, Mr. Vitarelli rejoined us and continued to lead the StormTech business until March 2010, when he was named Vice President, Storm & Sanitary Markets. He currently oversees our sales, product development, market management, and engineering functions. Mr. Vitarelli holds a bachelor’s degree in Marketing from Providence College.

Robert M. Klein joined us in June 1992 and has served as Executive Vice President, Sales since February 2006. Upon joining us, Mr. Klein held several leadership positions in operations including Manager, Regional Manufacturing, Manager, Distribution Yards, Director, Purchasing and was named Vice President, Manufacturing Services in January 1999. In July 2001, he was named Vice President, Sales and Marketing and began providing leadership to our field sales, corporate account sales, marketing, customer service, and market analysis functions. Prior to joining us, he spent seven years at The Gerstenslager Company in manufacturing management positions. Mr. Klein holds a bachelor’s degree in Business Administration from Ashland College.

Kevin C. Talley joined us in October 2011 and has served as Executive Vice President & Chief Administrative Officer since August 2016. Mr. Talley joined us as Vice President, Human Resources providing overall leadership to our compensation, benefit, and talent management programs. He currently oversees our human resources, legal, office services, and aviation functions. Prior to joining us, he spent seventeen years at The Scotts Miracle-Gro Company in increasingly responsible human resources leadership positions, most recently as Vice President, Human Resources. Mr. Talley holds a bachelor’s degree in Employment Relations and Organizational Behavior from Miami University.

Ewout Leeuwenburg joined us in April 2001 and has served as Senior Vice President, International since November 2011. He began leading our international operations in December 2007 and was named Vice President, International in July 2008. Mr. Leeuwenburg joined us upon the completion of our acquisition of the Inline Drain & Drain Basin division of Nyloplast, USA in 2001. At the time of the acquisition, Mr. Leeuwenburg had been with Nyloplast, USA Inc. since July 1988 in various business development, operations, sales, and marketing manager positions, and had served as President, United States since July 1996. Upon joining us, he served as General Manager, Nyloplast and expanded his responsibilities to Director, Allied Products in September 2002. Mr. Leeuwenburg holds a bachelor’s degree in Mechanical Engineering from Hogeschool Rotterdam in the Netherlands.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company. Our Board reviews our Corporate Governance Guidelines at least annually. From time to time, the Board may revise our Corporate Governance Guidelines to reflect new regulatory requirements and evolving corporate governance practices. A copy of our Corporate Governance Guidelines is available on our website at www.ads-pipe.com.

Board Meetings and Attendance

During fiscal year 2017, the Board met six times. Each Director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served. In accordance with the Company’s Corporate Governance Guidelines, the Directors are encouraged to attend the annual meetings of stockholders.

Director Independence

Our common stock has been listed on the New York Stock Exchange, or NYSE, under the symbol “WMS” since July 25, 2014. Under the rules of the NYSE, independent directors must comprise a majority of our Board within a specified period after the completion of our initial public offering (“IPO”). In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, our Board, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.

In fiscal year 2017, our Board undertook a review of its composition, the composition of its committees, and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, our Board has determined that none of our directors except for Mr. Chlapaty has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors, other than Mr. Chlapaty, is “independent” as that term is defined under the rules of the NYSE.

Except as otherwise described below, our Board has determined that those directors who serve on our audit committee, compensation and management development committee and nominating and corporate governance committee satisfy the independence standards for those committees established by the rules of the NYSE and (in the case of the audit committee) the applicable SEC rules. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Leadership Structure

Our Board does not have a formal policy on whether the roles of Chief Executive Officer and Chairman of our Board should be separate. The positions of the Chief Executive Officer and Chairman have historically been combined. Joseph A. Chlapaty serves as both Chief Executive Officer and Chairman. We believe that our stockholders are best served by having one person serve both positions. We further believe that combining the roles fosters accountability, effective decision-making and alignment between interests of our Board and management. Mr. Chlapaty also is able to use the in-depth focus and perspective gained in his executive function to assist our Board in addressing both internal and external issues affecting us.

When the Chairman is an affiliated director, or a member of management, or when the independent directors determine that it is in our best interest, the independent directors may annually appoint from among themselves a “Lead Independent Director.” The Lead Independent Director coordinates the activities of the independent directors and is authorized to call meetings of the independent directors, chairs executive sessions of the independent directors, and performs the other duties assigned from time to time by the Board. C. Robert Kidder is currently our Lead Independent Director.

Our Board recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, our Board will periodically review its leadership structure.

Board’s Role in Risk Oversight

The entire Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities. Our Board expects to continue to monitor and assess whether such a committee would be appropriate. The audit committee assists our Board in its oversight of our risk management and the process established to identify, measure, monitor, and manage risks, in particular major financial risks. Our Board will receive regular reports from management, as well as from the audit committee, regarding relevant risks and the actions taken by management to address those risks.

Committees of the Board of Directors

Our Board has established an audit committee, a compensation and management development committee, a nominating and corporate governance committee, an executive committee and a stock repurchase committee, each of which has the composition and responsibilities described below. Our Board has adopted written charters for the audit committee, the compensation and management development committee and the nominating and corporate governance committee that comply with current federal law and applicable NYSE rules relating to corporate governance matters, which charters are available on our website (www.ads-pipe.com). Our Board may also establish from time to time any other committees that it deems necessary or desirable.

Audit committee

Our audit committee is comprised of Messrs. Eversole, Fischer, Haney and Ms. Fratto, with Mr. Eversole serving as the chairperson of the audit committee. Our audit committee met 18 times in fiscal year 2017. All of the members of the audit committee are financially literate and have accounting or related financial management expertise within the meaning of the rules of the NYSE. Our Board has determined that Mr. Eversole qualifies as an “audit committee financial expert,” as that term is defined under the Securities and Exchange Commission (“SEC”) rules implementing Section 407 of the Sarbanes-Oxley Act of 2002.

Our audit committee is responsible for, among other things:

•	reviewing and approving the selection of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures;

•	discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•	preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation and management development committee

Our compensation and management development committee is comprised of Messrs. Kidder, Nelson, Rosenthal and Mrs. Wexner and met five times in fiscal year 2017. Mr. Kidder is the chairperson of our compensation and management development committee. Our compensation and management development committee is responsible for, among other things:

•	overseeing our compensation policies, plans, and benefit programs;

•	reviewing and approving for our executive officers: the annual base salary, the annual incentive bonus, including the specific goals and amount, equity compensation, employment agreements, severance arrangements and change in control arrangements, and any other benefits, compensations or arrangements;

•	reviewing the succession planning for our executive officers;

•	preparing the compensation committee report that the SEC requires to be included in our annual proxy statement; and

•	administrating our equity compensation plans.

Nominating and corporate governance committee

Our nominating and corporate governance committee is comprised of Messrs. Kidder, Fischer and Mrs. Wexner and met one time in fiscal year 2017. Mrs. Wexner is the chairperson of our nominating and corporate governance committee. Our nominating and corporate governance committee is responsible for, among other things:

•	assisting our Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board;

•	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board;

•	overseeing the evaluation of our Board and management; and

•	recommending members for each board committee to our Board.

In identifying and evaluating director candidates, the nominating and corporate governance committee first considers the Company’s developing needs and desired characteristics of a new director, as determined from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee then considers various candidate attributes, including the following: business, strategic, and financial skills; independence, integrity, and time availability; diversity of gender, race, and other personal characteristics; and overall experience in the context of the board of director’s needs.

The nominating and corporate governance committee will also consider director candidates recommended by the Company security holders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates a candidate for nomination to the Board based on whether or not the candidate was recommended by a Company security holder.

Security holders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering not less than ninety nor more than one hundred twenty calendar days prior to the first anniversary date of the preceding year’s annual meeting a written recommendation to the nominating and corporate governance committee c/o Advanced Drainage Systems, Inc., 4640 Trueman Boulevard, Hilliard, OH 43026, Attn: Chief Executive Officer and must meet the deadlines and other requirements set forth in the Company’s Bylaws and the rules and regulations of the Securities and Exchange Commission. Based on the current date of the 2017 Annual Meeting, a proposal for the 2018 Annual Meeting must be delivered no earlier than March 19, 2018 or later than April 18, 2018 to be timely. Each written recommendation must set forth, among other information as described more fully in the Company’s Bylaws:

•	the name and address of the Company security holder(s) on whose behalf the recommendation is being made;

•	the class or series and number of shares of Company stock that are, directly or indirectly, owned of record or beneficially owned by such security holder(s) on whose behalf the recommendation is being made as of the date of the written recommendation;

•	the proposed director candidate’s full legal name, age, business address and residential address;

•	a description of the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•	complete biographical information for the proposed director candidate;

•	a description of the proposed candidate’s qualifications as a director;

•	the class and number of shares of Company stock that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and

•	any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended.

Each submission must be accompanied by the written consent of the proposed candidate to be named as a nominee and to serve as a director if elected.

If a proposed director candidate is recommended by a security holder in accordance with the procedural requirements discussed above, the Chief Executive Officer will provide the foregoing information to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate the proposed director’s candidacy and recommend whether the Board should nominate the proposed director candidate for election by the Company’s stockholders.

Executive committee

Our executive committee is comprised of Messrs. Chlapaty, Kidder and Rosenthal, meets between meetings of our Board, as needed, and has the power to exercise all the powers and authority of our Board with respect to matters delegated to the executive committee by our Board, except for the limitations under Section 141(c) of the Delaware General Corporation Law and/or applicable limitations under our organizational documents. Mr. Chlapaty is the chairperson of our executive committee.

Stock repurchase committee

Our stock repurchase committee is comprised of Messrs. Kidder and Eversole and Mrs. Wexner. Our stock repurchase committee is responsible for, among other things:

•	administering the Company’s stock repurchase program (the “Repurchase Program”);

•	otherwise approving any repurchase under the Repurchase Program as so recommended by the Company’s Chief Executive Officer, or any other such officer designated by him in writing; and

•	taking such other actions with regard to the oversight of the Repurchase Program as the committee determines to be necessary, desirable or appropriate.

The stock repurchase committee was recently formed and did not meet in fiscal year 2017.

Codes of Business Conduct and Ethics

Our Board has established a Code of Ethics for Senior Executive and Financial Officers that applies to our senior executive and financial officers, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. We also maintain a Code of Business Conduct and Ethics that governs all of our directors, officers and employees. A copy of the Code of Ethics for Senior Executive and Financial Officers and the Code of Business Conduct and Ethics are available on our website at www.ads-pipe.com. We will promptly disclose any future amendments to these codes on our website, as well as any waivers from these codes for executive officers and directors. Copies of these codes will also be available in print from our Corporate Secretary, without charge, upon request.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between any member of our compensation and management development committee and any of our executive officers that require disclosure under the applicable rules promulgated under the federal securities laws.

How You May Communicate with Directors

Security holders and other interested parties wishing to communicate with the Board or an individual director may send a written communication to the Board or such director, c/o Advanced Drainage Systems, Inc., 4640 Trueman Boulevard, Hilliard, OH 43026, Attn: Chief Executive Officer.

Each communication will be screened by the Company’s Chief Executive Officer to determine whether it is appropriate for presentation to the Board or such director. Communications determined by the Company’s Chief Executive Officer to be appropriate for presentation to the Board or such director will be submitted to the Board or such director on a periodic basis. Any communications that concern questionable accounting or auditing matters involving the Company will be handled in accordance with the terms of the Company’s code of ethics.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information regarding the material elements of our fiscal year 2017 compensation program for our “named executive officers,” also referred to as the “NEOs.” Our NEOs for fiscal year 2017 were:

•	Joseph A. Chlapaty, our President and Chief Executive Officer;

•	Scott A. Cottrill, our Executive Vice President, Chief Financial Officer, Secretary and Treasurer;

•	Thomas M. Fussner, our Executive Vice President and Co-Chief Operating Officer;

•	Ronald R. Vitarelli, our Executive Vice President and Co-Chief Operating Officer; and

•	Robert M. Klein, our Executive Vice President of Sales.

The compensation and management development committee of our Board, or the Committee, pursuant to its charter, is responsible for establishing, implementing and reviewing on an annual basis our compensation programs and actual compensation paid to our NEOs, except for our Chief Executive Officer, with respect to whom the Committee’s decisions are subject to review and final approval by our Board.

Executive Summary

We believe our compensation practices and our overall level of executive compensation are competitive when compared with our established compensation peer group and reflect our commitment to performance-based pay. Our compensation programs are designed to align our NEOs’ interests with those of our stockholders by rewarding performance based on the metrics and goals the Committee establishes, with the objective of increasing long-term stockholder value.

At our 2016 annual meeting of stockholders, approximately 95% of the votes cast on the “say-on-pay” resolution were voted in favor of the compensation of the NEOs for fiscal year 2016 as disclosed in our 2016 proxy statement. For fiscal year 2017, the Committee did not make any significant changes to our executive compensation programs. In structuring and making awards from our compensation programs, the Committee considers the competitiveness of our compensation practices as compared to our peer group, existing market practice, as well as the relationship between NEO total compensation and the sustained value they create as determined by the Committee.

Awards to the NEOs through the ADS Annual Cash Incentive Plan, or the Cash Incentive Plan, reflect our performance versus the financial and individual performance thresholds the Committee established. During fiscal year 2017, awards were made to the NEOs from the Company’s long-term incentive plans for the first time since September 2013, reflecting an equal 50% weighting of restricted stock and non-qualified stock options.

We have also historically maintained several equity-based incentive plans as described below. These incentive plans were in effect prior to our initial public offering in July of 2014. Long-term equity incentive compensation is an integral part of the total compensation for our executives and links pay to long-term performance. As further described below under “Proposal Four: Approval of the 2017 Omnibus Incentive Plan,” our Board recently approved a new omnibus incentive plan, or “2017 Incentive Plan,” and has submitted the same for stockholder approval at the 2017 Annual Meeting. Adoption of the 2017 Incentive Plan will allow us to continue to provide an appropriate mix of compensation and provide us with flexibility and discretion to evolve our compensation philosophy, awards and program from year to year. If approved by our stockholders, the 2017 Incentive Plan will replace the prior equity incentive plans, and no further grants will be made under those plans; however, outstanding awards under those plans will continue in effect and be governed by the terms of the applicable plans.

The summary below reflects our belief in having executive pay linked to stockholder value creation and alignment between our fiscal year 2017 executive compensation and our Company’s performance.

Our Compensation Philosophy and Principles

Our culture is based on delivering sustainable results, a philosophy we believe is best embodied by our core values of:

•	focusing on long-term growth and profitability;

•	creating an environment that promotes loyalty among employees, customers, and suppliers;

•	being sales and marketing driven;

•	being committed to innovation in product, process, and technology; and

•	ensuring quality throughout our products and organization.

The Committee and our management believe that fostering the core values referenced above requires a strong performance culture and compensation programs that align our executives’ interests with those of all of our stockholders by rewarding performance that meets or exceeds the goals established by the Committee and our Board.

Objectives: Our executive compensation programs are designed to achieve the following objectives:

•	drive the performance culture and Company values;

•	reward sustained performance;

•	align compensation to stockholders’ interests; and

•	attract, retain, and motivate top talent.

Principles: The following principles guide decision making with our executive compensation programs:

•	structure total compensation levels within the competitive market range for similar executive roles, which is generally viewed as the pay range between +/- 15% of the median of the compensation peer group;

•	place greater emphasis on variable pay versus fixed pay; and

•	link the total compensation of our executives to the sustained value they create for our stockholders through the use of equity-based compensation.

Setting Pay Levels and Mix: When setting pay levels and mix the Committee exercises its discretion to position individual pay levels higher or lower in the competitive market range based on a subjective assessment of individual facts and circumstances, including the:

•	strategic importance of the position to our growth objectives;

•	individual experience, competency, skill, performance, and potential;

•	overall performance and contribution of the individual to the business performance; and

•	elapsed time since the last compensation adjustment.

Determining Executive Compensation

Role of our Compensation and Management Development Committee. Pursuant to authority delegated by our Board, the Committee is responsible for the design and implementation of our executive compensation policies and programs and determines the compensation for each of our executive officers other than the Chief

Executive Officer consistent with the terms of the employment agreement for each NEO. In fiscal year 2017, our Board determined the compensation of Mr. Chlapaty, our Chief Executive Officer, based on the Committee’s recommendations and in accordance with Mr. Chlapaty’s employment agreement. A summary of the employment agreements currently in effect with each of our NEOs is described below under “— Employment Agreements.”

Role of Management. Our human resources department, in partnership with the Committee, supports the design and implementation of all executive compensation programs. Our finance department supports this process by providing financial analysis as part of the review of program design. Except with respect to his own compensation, our Chief Executive Officer has final management-level review of any compensation program before it is sent to the Committee for consideration and approval. The Committee has responsibility for approving our material compensation programs, including our equity compensation program. Management frequently consults with the Committee during the design process to obtain their direction and feedback on how the design of our executive compensation programs supports our overall strategy.

Role of Outside Consultants. During fiscal year 2017, with the consent of the Committee, management engaged the services of Willis Towers Watson, a third-party executive compensation consultant, to advise the Committee and management on best practices, peer group trends and analysis, and regulatory considerations in the area of executive compensation. As part of its engagement Willis Towers Watson also provided guidance in the design of the 2017 Incentive Plan. Willis Towers Watson did not provide any services to us, or receive any payments from us, other than in their capacity described above.

Compensation Peer Group. To enable the Company to benchmark our compensation programs, the Company uses a customized compensation peer group, developed with support from Willis Towers Watson. The Committee has determined that these companies reflect the compensation practices of companies with comparable lines of business, size, and operating characteristics.

Apogee Enterprises, Inc. Griffon Corporation Masonite International Corporation Ply Gem Holdings, Inc. Watts Water Technologies, Inc.	Eagle Materials Inc. Lindsay Corporation Mueller Water Products, Inc. Quanex Building Products Corporation	Gibraltar Industries, Inc. Martin Marietta Materials Inc. NCI Building Systems Inc. Simpson Manufacturing Co., Inc.

In general, these companies come from the building products, machinery, or construction materials industry and are likely to be attracting and retaining talent with similar experience and skills to that of our Company. The median annual revenue of these companies approximates our annual revenue and reflects a range of $500 million to $3.4 billion.

Components of Compensation

For fiscal year 2017, the principal components of compensation for the named executive officers were:

•	base salary;

•	annual cash incentive compensation;

•	long-term equity-based compensation; and

•	benefits and executive perquisites.

The Committee has responsibility for determining all elements of compensation granted to the NEOs and reviews each element of compensation, as well as the relative mix or weighting of elements, on an annual basis.

Base Salary

Base salary is the primary fixed element of total compensation and serves as the foundation for the executive’s compensation structure, since the annual cash incentive program is directly linked to base salary levels. Our NEOs are covered by employment agreements and, accordingly, we pay annual base salaries initially as set forth in these agreements as thereby adjusted. On an annual basis, base salaries are reviewed versus the compensation peer group as well as the subjective assessment of each NEO’s overall contribution to the business performance, strategic importance to our growth objectives, and individual performance and potential for future contributions. The Chief Executive Officer, with input from the human resources department, proposes base salary increases, if any, for all NEOs, excluding himself, based on the aforementioned criteria. His proposal is subject to review and approval (with or without modifications) by the Committee. Changes to Mr. Chlapaty’s base salary are initiated and approved by the Committee directly, subject to the review and final approval of our Board.

The Board and the Committee approved base salary adjustments for each of the NEOs for fiscal year 2017. The table below shows the base salaries established for fiscal year 2017, effective as of July 1, 2016.

Named Executive Officer	Base Salary
Joseph A. Chlapaty*	$710,000
Scott A. Cottrill	$455,000
Thomas M. Fussner	$370,000
Ronald R. Vitarelli	$350,000
Robert M. Klein	$330,000

*	Mr. Chlapaty’s base salary was increased to $620,000 effective July 1, 2016 and subsequently increased to $710,000 effective December 1, 2016 in exchange for the discontinuance of his right to use the Company’s aircraft for philanthropic purposes.

Annual Cash Incentive Compensation

The fiscal year 2017 Cash Incentive Plan provides annual cash incentive compensation opportunities based on the Company’s financial performance as well as individual performance. The Cash Incentive Plan is weighted based on the following factors: (i) 80% on two performance measures related to our financial performance (each such measure described below), and (ii) 20% based on individual performance measured through a subjective assessment of performance of the NEO as compared to his annual performance objectives as well as demonstrated leadership. By tying a significant portion of the executive’s total annual cash compensation to annual variable pay, the Committee believes it further reinforces our pay for performance culture and focuses our executives on critical short-term financial and operational objectives, which also support our long-term financial goals.

Establishing Target Payouts

Under the Cash Incentive Plan, target payouts for each NEO are reviewed on an annual basis and compared against the compensation peer group. The Chief Executive Officer, with input from the human resources department, proposes annual target payout adjustments, if any, for all NEOs, excluding himself, based on the aforementioned performance measures. His proposal is subject to review and approval (with or without modifications) by the Committee. Changes to Mr. Chlapaty’s targeted payout from the Cash Incentive Plan are initiated and approved by the Committee directly, subject to the review and final approval of our Board.

Consistent with our compensation principles, the target payouts from the Cash Incentive Program are a significant portion of the target annual cash compensation for our NEOs. The Committee believes the established targets enhance the alignment of our pay-for-performance and stakeholder alignment principles. The target annual cash incentive payouts for fiscal year 2017 as a percentage of salary were unchanged and remained as follows:

Target Payout (as a percent of base salary)
Joseph A. Chlapaty	140%
Scott A. Cottrill	75%
Thomas M. Fussner	75%
Ronald R. Vitarelli	75%
Robert M. Klein	65%

Performance Measures

The Committee believes that the following measures reflect key value drivers for purposes of establishing payouts under the Cash Incentive Plan:

•	Adjusted EBITDA — EBITDA before stock based compensation expense, non-cash charges and certain other expenses.

•	Total Net Sales — sales after cash discounts, product returns, and freight rebills.

•	Individual Goal Achievement — performance of the executives versus their annual performance objectives and demonstrated leadership.

For fiscal year 2017, our Cash Incentive Plan was heavily weighted to profitability and sales performance. Accordingly, 60% of the incentive award was based upon the achievement of certain levels of adjusted EBITDA and 20% was based upon certain levels of Total Net Sales. 20% of the Plan was based upon attainment of certain individual performance objectives and demonstrated leadership.

Performance Thresholds

As reflected in the table below, minimum, target, and maximum performance thresholds were established based on the Committee’s assessment of performance targets that appropriately drive and reward the achievement of growth versus our prior year performance levels. The thresholds established for the non-individual metrics in the Cash Incentive Plan for fiscal year 2017 were as follows:

•	minimum performance thresholds, which earn a 50% payout, were set at the pre-restated fiscal year 2016 performance level for the Adjusted EBITDA metric and for Total Net Sales it was set at the same percentage of the established target as the Adjusted EBITDA metric;

•	target performance thresholds, which earn a 100% payout, were set at levels to achieve 3% and 16% growth versus the prior year for Total Net Sales and Adjusted EBITDA, respectively; and

•	maximum performance thresholds, which earn a 250% payout, were set at levels to achieve 18% and 34% growth versus the prior year for Total Net Sales and Adjusted EBITDA, respectively.

Payout percentages for performance between the minimum and maximum performance thresholds for each of these financial metrics are determined by using linear interpolation. The performance goals and performance results utilized by the Committee in making payout awards for fiscal year 2017 (dollars in millions) for the non-individual metrics in the plan were as follows:

		Performance Levels			Fiscal Year 2017 Performance
Measure	Measure Weighting	Min	Target	Max	Results	Payout Percent
Adjusted EBITDA	60%	$185.8	$217.6	$249.4	$193.4	62%
Total Net Sales	20%	$1,135.2	$1,335.5	$1,535.8	$1,257.3	81%

Payout Percent		50%	100%	250%

The Cash Incentive Plan also includes an individual goal achievement measure, weighted at 20% of the Plan, to provide the Chief Executive Officer, the Committee, and our board of directors the opportunity to distinguish individual performance. Payout percentages ranging from 0% – 250%, identical to the range for the non-individual metrics in the Plan, can be awarded to each participant to allow for differentiation based on each NEO’s performance versus individual goals and his demonstrated leadership. Payout percentages for this metric are awarded following an assessment of each NEO’s performance versus his individual objectives established for fiscal year 2017 as well as a subjective evaluation of his demonstrated leadership throughout the year in driving achievement of his individual and the Company’s overall objectives.

The annual performance objectives for Mr. Chlapaty for fiscal year 2017 included (i) leading the organization through remediation and restatement related actions and matters, (ii) achievement of revenue and earnings targets, (iii) leading the on-going development of the senior management development and succession plan, (iv) driving new product development initiatives, (v) expanding and enhancing investor and stakeholder relations and (vi) developing with the Board a capital return strategy.

The annual performance objectives for Mr. Cottrill for fiscal year 2017 included (i) leading the organization through audit, remediation, and restatement related actions and matters, (ii) achievement of revenue and earnings targets, (iii) developing with the Board a capital return strategy, (iv) expanding and enhancing investor and stakeholder relations and (v) building leadership and talent.

The annual performance objectives for Mr. Fussner for fiscal year 2017 included (i) leading the achievement of targeted performance levels for manufacturing and logistics functions, (ii) leading key operational improvement projects, (iii) guiding key information technology projects, (iv) driving achievement of planned revenue, profit, and operational results for ADS Canada, (v) leading execution of key raw material strategies, and (vi) building leadership and talent.

The annual performance objectives for Mr. Vitarelli for fiscal year 2017 included (i) leading sales and engineering in achievement of revenue and earnings targets, (ii) leading the transformation of the Company’s engineering capability and resources, (iii) driving new product development initiatives, (iv) leading the strategic planning and execution process, and (v) building leadership and talent.

The annual performance objectives for Mr. Klein for fiscal year 2017 included (i) driving achievement of planned sales revenue in the U.S and Canada, (ii) managing pricing strategies to deliver planned performance levels, (iii) developing and implementing strategies to maintain corporate account relationships, (iv) managing selling expenses, and (v) building leadership and talent in the sales organization.

No specific weightings are attached to any of the foregoing factors, which serve as a general guide for the Committee in determining whether the individual goals for each NEO have been achieved.

Funding Trigger

Consistent with our pay-for-performance compensation principle, the Cash Incentive Plan includes a funding trigger that requires the achievement of the established minimum threshold performance level for Adjusted EBITDA in order for any potential payout based on the Total Net Sales or Individual Goal Achievement measures. For fiscal year 2017, the Adjusted EBITDA funding trigger was set at $185.8 million, the minimum Adjusted EBITDA threshold required to receive a threshold payout of 50% as described above. This requirement was met for the 2017 fiscal year.

Payout Awards for Fiscal Year 2017

The target incentive awards and final approved payouts for fiscal year 2017 were as follows:

Named Executive Officer	Target Incentive Award ($)	Financial Performance Payout ($)	Individual Performance Payout ($)	Total Payout ($)	Approved Payout % vs. Target
Joseph A. Chlapaty	$994,000	$528,859	$198,800	$727,659	73%
Scott A. Cottrill	$341,250	$181,563	$81,900	$263,463	77%
Thomas M. Fussner	$277,500	$147,644	$55,500	$203,144	73%
Ronald R. Vitarelli	$262,500	$139,664	$52,500	$192,164	73%
Robert M. Klein	$214,500	$114,125	$42,900	$157,025	73%

Long-Term Equity-Based Compensation

We maintain several equity-based incentive plans as described below under “— Equity-Based Incentive Plans”, including:

•	the ADS Amended 2000 Incentive Stock Option Plan (or the 2000 Plan),

•	the ADS 2008 Restricted Stock Plan (or the 2008 Plan), and

•	the ADS 2013 Stock Option Plan (or the 2013 Plan).

Our NEOs participate in all of the aforementioned plans (except that Mr. Chlapaty and Mr. Cottrill received no award grants under the 2000 Plan). We no longer make regular awards under the 2000 Plan. The Company is also submitting the 2017 Incentive Plan to stockholders for approval. Beginning in fiscal year 2018, all equity-based incentives will be awarded under the 2017 Incentive Plan, if the 2017 Incentive Plan is approved by stockholders. No further awards will be made from the Prior Plans, as that term is defined below. Please see discussion below under “Proposal Four: Approval of the 2017 Omnibus Incentive Plan.”

Long-term equity incentive compensation is an integral part of the total compensation for Company executives and links pay to long-term performance. The long-term equity-based incentives are reviewed versus the compensation peer group as well as the subjective assessment of each NEO’s overall contribution to the business performance, strategic importance to our growth objectives, and individual performance and potential for future contributions. The Chief Executive Officer, with input from the human resources department, proposes long-term equity-based incentives, if any, for all NEOs, excluding himself, based on the aforementioned criteria. His proposal is subject to review and approval (with or without modifications) by the Committee. The long-term equity-based incentive grant, if any, for Mr. Chlapaty is initiated and approved by the Committee directly, subject to the review and final approval of our board of directors.

In fiscal year 2017, long-term equity based incentive grants were granted to the Chief Executive Officer and all of the NEOs. Half of the targeted grant value was delivered in the form of non-qualified stock options from the 2013 Plan with the other half of the targeted grant value delivered in the form of restricted stock from the 2008 Plan. The target values of each of the grants were all within the established market competitive ranges.

In addition, Mr. Cottrill, the Company’s Chief Financial Officer, was granted restricted stock and non-qualified stock options as per the terms of his compensation agreement to join the Company in November 2015.

Benefits and Executive Perquisites

The benefits provided to our NEOs are generally the same as those provided to our other salaried associates and include medical, vision and dental insurance and short and long-term disability insurance.

All of the NEOs, with the exception of Mr. Chlapaty, participate in our tax-qualified ESOP that covers employees who meet certain service requirements. See “— Equity-Based Incentive Plans — Employee Stock Ownership Plan” and “Description of Employee Stock Ownership Plan” for additional information regarding the ESOP.

All of the NEOs are provided with individually owned life insurance policies providing $200,000 of permanent whole life coverage with a term rider providing an initial death benefit of $200,000. This benefit is in recognition of the carve-out under our group term life insurance program provided to our U.S. based employees that reduces the maximum benefit available from $450,000 to $50,000 for executives, including NEOs. The death benefit under the term rider is gradually replaced by paid-up additional permanent life insurance provided by the dividends on the policies. The policies also accrue cash values which are owned by the executive, or their designee, and may be available to them while the policies are in effect. Premiums for each policy are paid for by us and the premium is considered taxable income to the NEO.

We also provide our NEOs with certain perquisites. These perquisites include use of Company-owned or leased cars and reimbursement of car-related expenses, payment of automobile insurance premiums for Company provided vehicles, and reimbursement of country club or fitness membership dues. In determining the total compensation payable to our NEOs, the Committee considers perquisites in the context of the total compensation which our NEOs are eligible to receive. However, given the fact that perquisites represent a relatively small portion of the NEO’s total compensation, the availability of these perquisites does not materially influence the decisions made by the Committee with respect to other elements of the total compensation to which our NEOs are entitled or to which they are awarded.

The NEOs are also permitted to make pre-approved personal use of Company aircraft when not required for business travel. Consistent with guidance issued in 2010 from the Federal Aviation Administration, the Company may be reimbursed up to the pro rata cost of owning, operating, and maintaining the aircraft when used for routine personal travel by certain individuals whose position with the Company requires them to routinely change travel plans within a short time period. Accordingly, personal use of the Company aircraft by NEOs is subject to reimbursement to the Company by multiplying the aircraft flight time (hours) by the variable cost of the aircraft for all eligible occupied flight hours associated with routine personal usage.

Pursuant to the terms of his employment agreement, Mr. Chlapaty was permitted to use Company aircraft for personal charitable and philanthropic purposes, which use is not subject to reimbursement and is reported in the “All Other Compensation” column of our Summary Compensation Table below. Effective December 1, 2016, Mr. Chlapaty’s employment agreement was amended to discontinue his access of the Company aircraft for philanthropic purposes. In exchange, Mr. Chlapaty’s base salary was increased. Otherwise Mr. Chlapaty, like all of the NEOs, reimburses the Company for any routine personal use of Company aircraft.

The incremental cost of personal use of Company aircraft is calculated based on the average variable operating cost per hour flown, which includes average fuel costs, aircraft maintenance and supplies, landing fees and trip related hanger and parking costs. Fixed costs that do not change based on usage such as hangar rental, aircraft lease payments, insurance and certain administrative expenses are excluded from the incremental cost calculation. If an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this “deadhead” segment is included in the incremental cost of the personal use and reported in the “All Other Compensation” column of our Summary Compensation Table below. If an NEO is traveling on business utilizing Company aircraft and there is otherwise room available on the aircraft for the NEO’s spouse to accompany the NEO, the spouse is permitted to do so in accordance with IRS rules.

For a description of the perquisites received by our NEOs during fiscal year 2017, see the “All Other Compensation” column of our Summary Compensation Table below.

Other Executive Compensation Policies and Practices

Risk in Relation to Compensation Programs

Management has assessed our compensation programs and has concluded that there are no plans that provide meaningful incentives for employees, including our NEOs and additional executive officers, to take excessive risks that would be reasonably likely to have a material adverse effect on us. The Company based its assessment on a review of the material compensation plans and arrangements, most notably the long-term equity based compensation programs and the annual cash incentive compensation plan. The Company reached its conclusion in part due to the balance of fixed and variable compensation, balance of short and long-term incentives, design features of the plans, and the oversight and administration of the Committee.

Recoupment of Incentive Compensation Policy

Under our Recoupment of Incentive Compensation policy, if, in the opinion of the independent directors of the board of directors, financial results are materially mis-stated due in whole or in part to intentional fraud or misconduct by one of more of the Company’s executive officers, the independent directors have the discretion to use their best efforts to remedy the fraud or misconduct and prevent its recurrence, including through the use of clawbacks. The independent directors may, for up to five years following such mis-statement, direct that the Company recover all or a portion of any bonus or incentive compensation paid, or cancel the stock-based awards granted, to the executive officer(s). In addition, the independent directors may, for up to five years following such mis-statement, also seek to recoup any gains realized with respect to equity-based awards, including stock options and restricted stock units.

The independent directors are entitled to exercise remedies pursuant to this policy, including the clawbacks described above, if each of the following conditions have been met: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated, (2) one or more executive officers engaged in the intentional misconduct, and (3) the bonus or incentive compensation calculated under the restated financial results is less than amount actually paid or awarded.

Tax and Accounting Considerations

While the accounting and tax treatment of compensation generally has not been a consideration in determining the amounts of compensation for our executive officers, the Committee and management have taken into account the accounting and tax impact of various program designs to balance the potential cost to us with the value to the executive.

Pursuant to Internal Revenue Code Section 162(m), for corporations that became public via an IPO, the Section 162(m) deduction limits are not applicable during a “relief period” for compensation awarded pursuant to a plan that existed prior to the IPO. For fiscal year 2017, the Company was in this “relief period” with respect to executive compensation. The 2017 Incentive Plan will provide a way for the Company to meet the requirements applicable to the exemption from Section 162(m) deduction limits for qualified performance-based compensation.

The expenses associated with executive compensation issued to our executive officers and other key associates are reflected in our financial statements. We account for stock-based programs in accordance with the requirements of ASC Topic 718, which requires companies to recognize in the income statement the grant date value of equity-based compensation issued to associates over the vesting period of such awards.

Annual Stockholder “Say-on-Pay” Vote

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs. At the Company’s 2016 annual meeting of stockholders, approximately 95% of the votes cast on the

“say-on-pay” resolution were voted in favor of the compensation of the NEOs for fiscal year 2016 as disclosed in the Company’s 2016 proxy statement. Consistent with the Company’s commitment to have the executive compensation programs serve the best interests of the Company and its stockholders, the Compensation and Management Development Committee will continue to review the design of the executive compensation program in light of future “say-on-pay” votes and developments in executive compensation.

Insider Trading Policy

The Board of Directors has adopted an Insider Trading Policy and Guidelines for Certain Transactions in Securities of Advanced Drainage Systems to assist the Company’s employees and directors in complying with certain securities laws and avoiding even the appearance of improper conduct. Under this policy, employees and directors are prohibited from engaging in certain transactions relating to Company securities held by them, including short sales, hedging, short-term trading, and transactions in publicly traded options.

Compensation and Management Development Committee Report

The Compensation and Management Development Committee has reviewed and discussed with the Company’s management the Compensation Discussion & Analysis set forth above. Based on such review and discussions, the Compensation and Management Development Committee has recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended March 31, 2017.

Respectfully submitted,

    C. Robert Kidder (Chair)

    Carl A. Nelson, Jr.

    Richard A. Rosenthal

    Abigail S. Wexner

Summary Compensation Table for Fiscal Year 2017

The following table summarizes the total compensation earned by each of our NEOs for fiscal years noted:

Name and Principal Position	Fiscal Year	Salary $(1)	Bonus $	Stock Awards $(2)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	All Other Compensation $(5)	Total $
Joseph A. Chlapaty	2017	632,500	—	1,100,011	1,100,005	727,659	131,062	3,691,237
President & Chief Executive Officer	2016	543,750	—	—	—	750,000	137,925	1,431,675
	2015	475,000	—	—	—	500,000	189,355	1,164,355

Scott A. Cottrill	2017	455,000	—	650,012	850,008	263,463	34,094	2,252,577
Executive Vice President, Chief	2016	195,935	—	—	—	153,100	34,452	383,487
Financial Officer, Secretary and Treasurer	2015	—	—	—	—	—	—	—

Thomas M. Fussner	2017	361,250	—	250,010	250,004	203,144	8,121	1,072,529
Executive Vice President and	2016	333,333	—	—	—	261,900	13,959	609,192
Co-Chief Operating Officer	2015	315,000	—	—	—	170,000	6,054	491,054

Ronald R. Vitarelli	2017	340,000	—	250,010	250,004	192,164	6,970	1,039,148
Executive Vice President and	2016	307,083	—	—	—	234,800	9,613	551,496
Co-Chief Operating Officer	2015	275,000	—	—	—	150,000	5,682	430,682

Robert M. Klein	2017	320,000	—	187,502	187,503	157,025	6,915	858,945
Executive Vice President of Sales	2016	288,333	—	—	—	191,500	11,543	491,376
	2015	270,000	—	—	187,272	125,000	4,133	586,405

1)	Amounts reported for fiscal year 2017 reflect adjustment to NEO salaries that went into effect on July 1, 2016. The amount for Mr. Chlapaty also reflects an adjustment that went into effect on December 1, 2016. Amounts reported for fiscal year 2016 reflect adjustment to NEO salaries that went into effect on May 1, 2015. The amount reported for Mr. Cottrill for fiscal year 2016 reflects his salary from his start date of November 9, 2015.
2)	Amounts reported for fiscal year 2017 are based on the aggregate grant date fair value of restricted stock awarded, computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. We calculated the estimated fair value of each share of restricted stock on the date of grant as described in Note 18 (Stock-Based Compensation) in the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017. The amounts in this column in fiscal year 2017 for Mr. Cottrill includes sign-on grants awarded in connection with the commencement of his employment with the Company. There were no restricted stock awards in fiscal years 2016 or 2015.
3)	The amounts reported in this column are based on the aggregate grant date fair value of stock options awarded, computed in accordance with FASB ASC Topic 718. We calculated the estimated fair value of each option award on the date of grant using a Black-Scholes option pricing model as described under as in Note 18 (Stock-Based Compensation) in the audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017. The amount in this column in fiscal year 2017 for Mr. Cottrill includes sign-on grants awarded in connection with the commencement of his employment with the Company. The amount in this column in fiscal year 2016 for Mr. Klein also includes the grant date fair value of reload options issued in connection with the exercise of previously granted options under the 2000 Plan. The dollar amount of the option awards in fiscal year 2015 related to reload options for Mr. Klein is $187,272.
4)	The amounts reported in this column consist of amounts to be paid under the Cash Incentive Plan for services rendered in fiscal years 2015, 2016, 2017 as discussed above under “— Compensation Discussion and Analysis — Components of Compensation — Annual Cash Incentive Compensation.” The amounts reported in this column for fiscal year 2015 reflect awards that the NEOs voluntarily returned to the Company as reported in the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2015.
5)	The All Other Compensation column is made up of the following amounts for fiscal year 2017:

Name	Life Insurance Premiums	Dividends on Unvested Restricted Stock (a)	Perquisites (b)	Total $
Joseph A. Chlapaty	4,204	14,976	$111,882	131,062
Scott A. Cottrill	7,463	5,851	$20,780	34,094
Thomas M. Fussner	3,834	4,287	—	8,121
Ronald R. Vitarelli	4,094	2,876	—	6,970
Robert M. Klein	2,854	4,061	—	6,915

(a)	During fiscal 2017 we paid four quarterly cash dividends of $0.06 per share to all stockholders of record on June 16, September 1, December 1 and March 1, 2017. In connection with these dividends and based on their respective equity holdings, our NEOs received such dividend payments with respect to unvested shares of restricted common stock, which amounts are reflected in the “All Other Compensation” column.
(b)	The amounts shown in this column include the value of perquisites and other personal benefits to an NEO only if the aggregate value exceeded $10,000. Where we do report perquisites and other personal benefits for an NEO, we have separately quantified each perquisite or personal benefit only if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that individual. The amount reported for Mr. Cottrill includes (i) $15,780 of reimbursement for social membership dues, and (ii) personal use of automobile and related automobile liability insurance expense, which amounts are not quantified since they do not exceed the greater of $25,000 or 10% of the total amount of Mr. Cottrill’s perquisites and personal benefits. The amount reported for Mr. Chlapaty includes (i) $96,886 of incremental cost to us of Mr. Chlapaty’s personal use of Company aircraft for charitable and philanthropic purposes (the incremental cost of personal use of Company aircraft is summarized above under “Compensation Discussion and Analysis — Benefits and Executive Perquisites”), (ii) personal use of automobile and related automobile liability insurance expense, which amounts are not quantified since they do not exceed the greater of $25,000 or 10% of the total amount of Mr. Chlapaty’s perquisites and personal benefits, and (iii) $12,378 of reimbursement for social membership dues.

Grants of Plan-Based Awards for Fiscal Year 2017

The following table provides information concerning awards granted to the NEOs in the last fiscal year under any plan:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3) ($)
		Threshold $	Target $	Maximum $
Joseph A. Chlapaty	N/A	497,000	994,000	2,485,000	45,455	137,683	24.20	2,200,016
Scott A. Cottrill (2)	N/A	170,625	341,250	853,125	26,860	118,207	24.20	1,500,013
Thomas M. Fussner	N/A	138,750	277,500	693,750	10,331	31,292	24.20	500,014
Ronald R. Vitarelli	N/A	131,250	262,500	626,250	10,331	31,292	24.20	500,014
Robert M. Klein	N/A	107,250	214,500	536,250	7,748	23,469	24.20	375,005

(1)	The amounts shown reflect the estimated payouts for fiscal year 2017 under the Cash Incentive Plan that the respective NEO would be eligible for assuming no use of discretion by the Committee in authorizing such payments. Actual amounts awarded are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For additional information, see discussion above under “ — Compensation Discussion and Analysis — Components of Compensation — Annual Cash Incentive Compensation.”
(2)	The amount of restricted stock and stock options awarded to Mr. Cottrill includes 12,397 shares of restricted stock and 74,398 stock options, which represent sign-on grants awarded in connection with the commencement of his employment with the Company, which sign-on grants have a 5-year vesting period from the date of employment and are otherwise consistent with the applicable form of award agreement.
(3)	The amounts shown are based on the aggregate grant date fair value of restricted stock and stock options awarded, computed in accordance with FASB ASC Topic 718. We calculated the estimated fair value of each option award on the date of grant using a Black-Scholes option pricing model, as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates — Employee Benefit Plans — Stock-Based Compensation Plans.”

Outstanding Equity Awards at Fiscal Year Ended March 31, 2017

The following table sets forth the unexercised and unvested stock options and restricted stock held by NEOs at fiscal year-end. Each equity grant is shown separately for each NEO.

	Option Awards					Stock Awards
	Option Grant Date	Number of Securities Underlying Unexercised Options That Are Exercisable	Number of Securities Underlying Unexercised Options That Are Not Exercisable	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (4)
		Shares	Shares	$			Shares	$
Joseph A. Chlapaty
Stock Options (1)	9/01/13	388,328	129,443	13.64	3/31/23
Stock Options (1)	2/08/17	—	137,683	24.20	3/31/26
Restricted Stock (3)						5/12	5,648	123,691
Restricted Stock (3)						5/13	11,297	247,404
Restricted Stock (3)						2/17	45,455	995,465

Scott A. Cottrill (5)	2/08/17	14,880	103,327	24.20	3/31/26	2/17	24,381	533,944

Thomas M. Fussner
Stock Options (2)	5/03/11	13,477	—	10.70	3/31/21
Stock Options (2)	8/01/12	10,335	—	12.59	3/31/22
Stock Options (1)	9/01/13	98,847	65,898	13.64	3/31/23
Stock Options (1)	2/08/17	—	31,292	24.20	3/31/26
Restricted Stock (3)						5/12	2,824	61,846
Restricted Stock (3)						5/13	4,707	103,083
Restricted Stock (3)						2/17	10,331	226,249

Robert M. Klein
Stock Options (2)	8/01/12	32,242	—	12.59	3/31/22
Stock Options (1)	9/01/13	84,726	56,484	13.64	3/31/23
Stock Options (2)	8/12/14	—	27,703	15.74	3/31/24
Stock Options (2)	2/08/17	—	23,469	24.20	3/31/26
Restricted Stock (3)						5/12	1,412	30,923
Restricted Stock (3)						5/13	2,824	61,846
Restricted Stock (3)						2/17	7,748	169,681

Ronald R. Vitarelli
Stock Options (1)	9/01/13	98,847	65,898	13.64	3/31/23
Stock Options (1)	2/08/17	—	31,292	24.20	3/31/26
Restricted Stock (3)						5/12	1,883	41,238
Restricted Stock (3)						5/13	4,707	103,083
Restricted Stock (3)						2/17	10,331	226,249

(1)	Stock options issued in 2013 pursuant to the 2013 Plan, which vest over a five-year period in 20% installments each year, beginning with the first anniversary following the grant date (except for Mr. Chlapaty’s option award, which vest over a four-year period in 25% installments each year). The vesting terms of these options did not accelerate upon completion of our IPO. Stock options issued in 2017 pursuant to the 2013 Plan, which vest over a three-year period in one-third installments each year, beginning with the first anniversary, for all participants (except for Mr. Cottrill’s ‘sign-on’ option award, which vests 20% per year, beginning on November 9, 2016).
(2)	Stock options issued pursuant to the 2000 Plan, which vest over a three-year period in one-third installments each year, beginning with the fifth anniversary following the grant date, provided however that all then-remaining unvested options vested in full upon completion of our IPO.
(3)	Restricted stock other than the 2017 grant issued pursuant to the 2008 Plan, which vest over a five-year period in 20% installments each year, beginning with the first anniversary following the grant date. Restricted stock in the 2017 grant which vest over a three year period in 33% installments beginning with the first anniversary following the grant date. The number of shares listed in this column reflects the total number of shares of restricted stock that vested during fiscal year 2017.
(4)	The market value is the product of $21.90, the closing price of our common shares on the NYSE on March 31, 2017, and the number of unvested stock awards.
(5)	Mr. Cottrill participated in the Cash Incentive Plan with an initial annual targeted cash bonus of 75% of his base salary and with prorated participation for fiscal year 2016. Pursuant to the terms of his offer letter, Mr. Cottrill is entitled to receive equity based awards of restricted stock with a value of $300,000 and non-qualified stock options with a value of $500,000, subject to approval by the Company’s Board of Directors, which awards will be made at a later date.

Option Exercises and Stock Vested for Fiscal Year 2017

The following table sets forth for each NEO the exercises of stock options and the vesting of stock awards during fiscal year 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting (2)	Value Realized on Vesting (1)
	#	$	#	$
Joseph A. Chlapaty	—	—	14,121	$327,833
Scott A. Cottrill	—	—	2,479	$60,001
Thomas M. Fussner	45,557	$758,986	7,060	$163,717
Robert M. Klein	42,363	$668,912	3,765	$87,324
Ronald R. Vitarelli	—	—	5,178	$120,214

(1)	Amounts shown represent (i) with respect to option awards, the difference between the closing price of our common shares on the NYSE on the date of the options’ exercise and the option exercise price, and (ii) with respect to stock awards, the value of the restricted shares that vest based on the closing price of our common shares on the NYSE on the date (or the closing price of our common shares on the NYSE on the next business day in the event the NYSE was closed on the vesting date) the shares vested. The foregoing values do not necessarily equate to cash realized from the sale of shares acquired upon the exercise of options or vesting of restricted stock as shares were not sold on exercise or upon vesting, but continue to be held by the NEO.
(2)	Restricted stock other than the 2017 grant vests over a five year period in 20% installments each year, beginning with the first anniversary following the grant date. Restricted stock in the 2017 grant vests over a three year period in 33% installments beginning with the first anniversary following the grant date. The number of shares listed in this column reflects the total number of shares of restricted stock that vested during fiscal year 2017.

Pension Benefits and Nonqualified Deferred Compensation for Fiscal Year 2017

We do not provide any defined benefit plans or nonqualified deferred compensation plans to our NEOs.

Employment Agreements

Our NEOs have each entered into employment agreement with us, which were negotiated between each NEO and us at arms-length. Certain elements of the compensation payable to our NEOs are set forth in these employment agreements, including initial base salary (subject to periodic adjustment) and scope of incentive compensation and benefits. These employment agreements also require us to make certain payments upon termination or change in control, as set forth below in “— Potential Payments upon Termination or Change in Control.”

Joseph A. Chlapaty. On June 20, 2014, we entered into an amended and restated employment agreement with Mr. Chlapaty, our Chief Executive Officer. The employment agreement provides for an initial employment period ending March 31, 2015. Beginning on January 1, 2015 and each January 1 thereafter, the then remaining term of the employment agreement will be extended automatically for an additional one-year period until termination pursuant to its terms, including termination by either party through notice prior to the January 1 renewal date. Mr. Chlapaty’s annual base salary for fiscal year 2017, effective July 1, 2016 was $620,000 and he is entitled to receive annual incentive compensation. On February 8, 2017, we and Mr. Chlapaty entered into an amendment to his employment agreement to eliminate Mr. Chlapaty’s right to use our aircraft, at our expense, for charitable uses and purposes and in exchange therefor Mr. Chlapaty’s base salary was increased to $710,000, with such salary increase being effective as of December 1, 2016. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Chlapaty that apply during his employment and within a period of two years following the termination of his employment with us and a confidentiality covenant of indefinite duration.

Scott A. Cottrill. On November 9, 2015, we entered into an employment agreement with Mr. Cottrill, our Chief Financial Officer. The employment agreement provides for an initial employment period ending March 31, 2018. Beginning on January 1, 2018 and each January 1 thereafter, the then remaining term of the employment agreement will be extended automatically for an additional one-year period until termination pursuant to its terms, including termination by either party through notice prior to the January 1 renewal date. Mr. Cottrill’s annual base salary for fiscal year 2017, effective July 1, 2016 was $455,000 and he is entitled to receive annual incentive compensation. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Cottrill that apply during his employment and within a period of two years following the termination of his employment with us and a confidentiality covenant of indefinite duration.

Thomas M. Fussner. On June 20, 2014, we entered into an amended and restated employment agreement with Mr. Fussner, our Co-Chief Operating Officer. The employment agreement provides for an initial employment period ending March 31, 2015. Beginning on January 1, 2015 and each January 1 thereafter, the then remaining term of the employment agreement will be extended automatically for an additional one-year period until termination pursuant to its terms, including termination by either party through notice prior to the January 1 renewal date. Mr. Fussner’s annual base salary for fiscal year 2017, effective July 1, 2016 was $370,000 and he is entitled to receive annual incentive compensation. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Fussner that apply during his employment and within a period of two years following the termination of his employment with us. It also includes a confidentiality covenant of indefinite duration.

Ronald R. Vitarelli. On June 20, 2014, we entered into an amended and restated employment agreement with Mr. Vitarelli, our Co-Chief Operating Officer. The employment agreement provides for an initial employment period ending March 31, 2017. Beginning on January 1, 2017 and each January 1 thereafter, the then remaining term of the employment agreement will be extended automatically for an additional one-year period until termination pursuant to its terms, including termination by either party through notice prior to the January 1 renewal date. Mr. Vitarelli’s annual base salary for fiscal year 2017, effective July 1, 2016 was $350,000 and he is entitled to receive annual incentive compensation. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Vitarelli that apply during his employment and within a period of two years following the termination of his employment with us. It also includes a confidentiality covenant of indefinite duration.

Robert M. Klein. On June 20, 2014, we entered into an amended and restated employment agreement with Mr. Klein, our Executive Vice President, Sales. The employment agreement provides for an initial employment period ending March 31, 2015. Beginning on January 1, 2015 and each January 1 thereafter, the then remaining term of the employment agreement will be extended automatically for an additional one-year period until termination pursuant to its terms, including termination by either party through notice prior to the January 1 renewal date. Mr. Klein’s annual base salary for fiscal year 2017, effective July 1, 2016 was $330,000 and he is entitled to receive annual incentive compensation. The employment agreement also contains customary non-competition and non-solicitation covenants of Mr. Klein that apply during his employment and within a period of two years following the termination of his employment with us. It also includes a confidentiality covenant of indefinite duration.

Potential Payments upon Termination or Change in Control

We have outstanding employment agreements with each of our NEOs as described above under “— Employment Agreements” which require the payment of certain benefits to each NEO under certain specified circumstances, which we refer to as Specified Circumstances. Our employment agreements with each NEO identify the following as Specified Circumstances that would require the payment of certain benefits:

•	termination by us at the end of the executive’s initial employment period or renewal period by giving three-month notice,

•	death or disability,

•	termination by the executive at the end of the executive’s initial employment period or renewal period by giving three-month notice, if the executive will have attained the age of 65 years (or 68 years in the case of Mr. Chlapaty) on the employment termination date,

•	termination by the executive upon our breach of a material covenant in the employment agreement and failure to cure after receiving notice of such breach,

•	termination by the executive for good reason, which includes the following without the executive’s consent: (i) a reduction in base salary; (ii) our action which would adversely affect the executive’s participation in, or materially reduce his benefits under, any material benefit plan or equity incentive plan; (iii) our action which would adversely affect or reduce the executive’s participation in, or materially reduces the maximum potential incentive compensation available to the executive under any of our material incentive compensation plan or program; (iv) the assignment of the executive to a position of a materially lesser status or degree of responsibility; or (v) the assignment of the executive to a primary work location (A) outside the United States or (B) at which (I) neither we nor our affiliates maintain a significant manufacturing facility or significant office or (II) by virtue of such location, the ability of the executive to perform his duties is materially impaired, and

•	termination by us for no reason or for any reason other than mutual agreement for termination or termination for cause. “Cause” includes the executive’s non-performance of duties, failure to adhere to our policies, misappropriation of our property, conviction of a felony or equivalent, or other crimes subject to possible imprisonment or involving theft, misappropriation, embezzlement, fraud or dishonesty.

In the event of termination as a result of the Specified Circumstances described above, each NEO shall be entitled to receive payments and benefits as follows:

•	for the 24 months (or 18 months in the case of Messrs. Vitarelli and Cottrill) following the termination date, we will continue to pay the executive’s base salary, subject to reduction by the proceeds actually paid to the executive under any disability insurance policies maintained by us if the termination is due to the executive’s disability,

•	after the conclusion of our fiscal year in which the termination occurs, we will make a lump sum cash payment in an amount equal to the executive’s accrued bonus for the prior fiscal year,

•	after the conclusion of our first full fiscal year immediately following the conclusion of our fiscal year in which the termination occurs, we will pay the executive (except for Messrs. Vitarelli and Cottrill) a lump sum cash payment, which we refer to as the Termination Bonus I, as calculated under the applicable employment agreement, and

•	after the conclusion of our second full fiscal year immediately following the conclusion of our fiscal year in which the termination occurs, we will pay the executive (except for Messrs. Vitarelli and Cottrill) a lump sum cash payment, which we refer to as the Termination Bonus II, as calculated under the applicable employment agreement.

The payment of the above 24 (or 18) months base salary, Termination Bonus I and Termination Bonus II is conditioned upon the executive’s release of claims against us.

If the executive terminates employment with us at the end of his initial employment period or renewal period by giving three-month notice, but the executive will not have attained the age of 65 years (or 68 years in the case of Mr. Chlapaty) on the employment termination date, then after the conclusion of the fiscal year in which the termination occurs, we will pay to the executive a lump sum cash payment in an amount equal to the accrued bonus for this fiscal year.

Except in the case of Mr. Cottrill, the employment agreements also provide that, notwithstanding anything to the contrary in any equity incentive plan or related agreements, if the executive’s employment is terminated by us for any reason other than for cause, all unvested restricted shares under the 2008 Plan and all unvested options under the 2000 Plan or the 2013 Plan (or only the restricted shares under the 2008 Plan or the options under the 2013 Plan in the case of Mr. Chlapaty) awarded to the executive will fully vest at the employment termination date. Such vested options will be exercisable during the 90 consecutive day period immediately following the employment termination date.

Our stock option agreements with each NEO under the 2000 Plan and the 2013 Plan provide that (i) upon death or disability of the executive, all the options may be exercised during the one-year period commencing on the date of the executive’s death or disability and (ii) upon termination of employment of the executive for any reason other than for death, disability or for cause, all the options may be exercised during the three-month period commencing on the employment termination date.

Change in Control. Under the 2000 Plan, our stock option agreements with the executives provide that all the options may be exercised by the executives commencing at the time of a “change in control.” A “change in control” for this purpose refers to: (i) our entry into an agreement to merge, consolidate or reorganize into or with another corporation or other legal person, and as a result less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction will be held in the aggregate by officers, directors and holders of a beneficial interest in our voting securities immediately prior to such transaction; (ii) our entry into an agreement to sell or otherwise transfer all or substantially all of its assets to any other corporation or other legal person, and as a result a beneficial interest in less than 51% of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by officers, directors and holders of a beneficial interest in our voting securities immediately prior to such sale or transfer; or (iii) during any continuous 12-month period our stockholders’ sale of or entry into an agreement or agreements to sell to anyone other than us our securities representing 50% or more of our combined voting power at the beginning of such 12-month period.

Under the 2008 Plan, our restricted stock agreements with the executives provide that the restricted shares will vest effective at the time of a “change in control.” A “change in control” for this purpose refers to the occurrence of a transaction or series of transactions following which less than a majority of the voting power of us a successor entity is held by the persons who hold the same with respect to us immediately prior to such transaction or series of transactions.

Under the 2013 Plan, our stock option agreements with the executives provide that all the options may be exercised by the executives commencing at the time of a “change in control.” A “change in control” for this purpose refers to the occurrence of a transaction or series of transactions following which less than a majority of the voting power of us a successor entity is held by the persons who hold the same with respect to us immediately prior to such transaction or series of transactions.

Potential Payment. The following table sets forth the payments and benefits that would be received by each NEO in the event a termination of employment or a change-in-control of the Company had occurred on March 31, 2017, over and above any payments or benefits he otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company. The NEO would receive other payments and benefits as well upon termination of employment to which he was already entitled or vested in on such date. The actual amounts to be paid can only be determined at the time of such NEO’s separation from us and could therefore be more or less than the amounts set forth below. For the purposes of the calculations in the table, payments that would be made over time have been presented as a lump sum value.

Name	Severance Payment $	Bonus Payment (4) $	Value of Accelerated Equity (5) $	Total $
Joseph A. Chlapaty
Specified Circumstances (1)	$1,420,000	$2,182,977	$2,435,759	$6,038,736
Other Terminations (2)	$1,420,000	$2,182,977	$—	$3,602,977
Change in Control (3)	$—	$—	$2,435,759	$2,435,759
Scott A. Cottrill
Specified Circumstances (1)	$682,500	$263,463	$533,944	$1,479,907
Other Terminations (2)	$682,500	$263,463	$—	$945,963
Change in Control (3)	$—	$—	$533,944	$533,944
Thomas M. Fussner
Specified Circumstances (1)	$740,000	$609,432	$935,495	$2,284,927
Other Terminations (2)	$740,000	$609,432	$—	$1,349,432
Change in Control (3)	$—	$—	$935,495	$935,495
Ronald R. Vitarelli
Specified Circumstances (1)	$525,000	$192,164	$914,887	$1,632,051
Other Terminations (2)	$525,000	$192,164	$—	$717,164
Change in Control (3)	$—	$—	$914,887	$914,887
Robert M. Klein
Specified Circumstances (1)	$660,000	$471,075	$899,658	$2,030,733
Other Terminations (2)	$660,000	$471,075	$—	$1,131,075
Change in Control (3)	$—	$—	$899,658	$899,658

(1)	Specified Circumstances include termination (i) by the Company at the end of the respective employment period, (ii) upon the death of the respective NEO, (iii) upon the disability of the respective NEO, and (iv) by the Company for no reason or any other reason other than mutual agreement or termination for Cause.
(2)	Other Terminations include termination (i) by the NEO at the end of the respective employment period if such NEO has obtained the age of sixty-five (65) (and with respect to Mr. Chlapaty, 68), (ii) by the NEO following a breach by the Company of any of its material covenants or agreements contained in the NEO’s employment agreement not otherwise cured and (iii) by the NEO for Good Reason (as such term is described above).
(3)	The Company does not provide special change-in-control benefits to NEOs. The Company’s only change-in-control arrangement is accelerated vesting of certain equity awards. No NEO is entitled to any payment or accelerated benefit in connection with a change-in-control of the Company, except for accelerated vesting of stock options granted and restricted stock units granted under the (i) 2000 Stock Option Plan, (ii) the 2008 Restricted Stock Plan or (iii) the 2013 Stock Option Plan. Change-in-Control is defined above.
(4)	Amount reflects accrued bonus for fiscal year 2017 and, where applicable, Termination Payment I and Termination Payment II (collectively, the “Termination Payments”). The Termination Payment amounts were assumed, although actual amount would depend on performance of the Company in the relevant two years following termination. Termination Payments for subsequent years, if any, upon termination for each NEO (except for Messrs. Vitarelli and Cottrill) are based on a formula equal to the lesser of the bonus paid (i) for the full year immediately prior to termination and (ii) certain bonus calculations earned for the two years following termination. Based on such formula, the Termination Payment amounts included in the table are capped at 2xs the bonus paid for fiscal year 2017 but may be less based on the productivity of the Company for subsequent years. Therefore, for each NEO entitled to Termination Payments, the bonus amounts reflected in the table are 3xs the bonus paid for fiscal year 2017 (comprised of the actual 2017 bonus award amount and 2xs such amount for the Termination Payments). Messrs. Vitarelli and Cottrill are not entitled to Termination Payments.

(5)	Amounts include the acceleration of stock options, calculated by multiplying the number of shares underlying each stock option whose vesting would be accelerated or that would vest during the notice period, as the case may be, by the difference between $21.90, the closing price of our common shares on the NYSE on March 31, 2017, and the exercise price of the in-the-money accelerated stock options. Acceleration of restricted stock units are also included and were calculated by multiplying the number of shares underlying each restricted stock unit whose vesting would be accelerated by $21.90.

Equity-Based Incentive Plans

Prior Plans

Equity awards made by the Company prior to fiscal year 2018 are governed by the 2000 Incentive Stock Option Plan, the 2008 Restricted Stock Plan or the 2013 Stock Option Plan, as applicable (collectively, the “Prior Plans”). The Prior Plans are described below. No further awards will be made under the Prior Plans in the event the stockholders approve the 2017 Incentive Plan, which is described below.

2000 Incentive Stock Option Plan

Options granted pursuant to the 2000 Plan constitute incentive stock options for federal income tax purposes. Any option granted pursuant to the 2000 Plan must be granted within 10 years from the effective date of its adoption. As of September 2008, further grants under the 2000 Plan were discontinued, although existing stock option grants continue to vest.

Shares Under the Plan. The maximum aggregate number of shares available to be issued under the 2000 Plan is 4,707,000, subject to adjustment in the event of changes in our capitalization. As of March 31, 2017, options to purchase 195,332 shares of our common stock were still outstanding and 1,135,502 shares of our common stock were available for future grant under the 2000 Plan. The maximum aggregate fair market value (determined as of the time the option is granted) of all stock with respect to which incentive stock options may be exercisable by an optionee for the first time in any calendar year under the 2000 Plan and any of our other incentive stock option plans cannot exceed $100,000. Shares issued under the 2000 Plan may be authorized and unissued shares or shares held by us in our treasury.

Terms and Conditions of Options. Each option will be evidenced by a written option agreement in such form as approved by our Board. The option agreement may contain conditions for grant of options (such as an employee’s entry into an employment agreement with us or such employee’s agreement on continued employment with us) and adjustment of the underlying shares upon changes in our capitalization. The option agreement shall set forth the number of underlying shares, option price no less than 100% of the fair market value of the underlying share as of the date of grant, period of exercise no longer than 10 years after the date of grant, and dates and conditions for exercise of the option. The option price may be paid in cash, shares of our common stock, a combination of cash and shares or such other consideration as determined by our Board. Prior to August 12, 2014, when our Board terminated the reload feature of the 2000 Plan, if an optionee exercised an option and paid some or all of the option price with shares of our common stock, such optionee was granted a reload option to purchase the number of shares equal to the number of shares used as payment of the option price, subject to adjustment made pursuant to the limitations on the number of shares available for grant under the 2000 Plan. Pursuant to the terms of each incentive stock option award agreement, the vesting for all option awards accelerated and became fully vested upon completion of our IPO.

2008 Restricted Stock Plan

The purpose of the 2008 Plan is to afford an incentive to, and encourage stock ownership by, our key employees so that such employees may acquire or increase their proprietary interest in our success and be encouraged to remain in our employ. Awards under the 2008 Plan must be made before September 15, 2018.

Administration. Our Board supervises the administration of the 2008 Plan. Subject to the provisions of the 2008 Plan, the Board has conclusive authority to construe the 2008 Plan and any restricted stock agreement entered thereunder, and to establish and amend the administrative policies for the administration of the 2008 Plan.

Eligibility. Any of our or our subsidiaries’ directors or employees is eligible to participate in the 2008 Plan.

Shares Available. The maximum aggregate number of shares available to be issued under the 2008 Plan is 1,012,005 subject to adjustment in the event of changes in our capitalization. Such shares must be made available solely from our treasury shares. As of March 31, 2017, 163,240 restricted shares of our common stock were available for future grant under the 2008 Plan.

Participation. Our Board will select participants and determine the terms of the awards under the 2008 Plan, which will be set forth in a restricted stock agreement.

Terms of Awards. The awards of restricted stock will be subject to the terms and restrictions as determined by our Board, which may also modify, or accelerate the termination of, such restrictions. During the period in which any shares are subject to restrictions, the Board may grant to the recipient of the award all or any of the rights of a stockholder with respect to such shares, including the right to vote and to receive dividends. The 2008 Plan authorizes our Board (i) to grant awards to any participant calculated as a percentage of such participant’s base pay and (ii) to determine the amount of such award based on achievement of a target. In addition, the Board may choose, at the time of the grant of an award, to include as part of such award an entitlement to receive dividends or dividend equivalents, subject to such terms and restrictions as the Board may establish. The grant of awards is contingent upon the participant’s execution of an executive responsibility agreement, or such other non-competition, non-solicitation and/or nondisclosure agreement as we may require.

Amendment. We may, by action of our Board, amend or terminate the 2008 Plan at any time, or, by action of the Board with the consent of the anticipant, to amend or terminate any outstanding award of restricted stock.

2013 Stock Option Plan

The purpose of the 2013 Plan is to afford an incentive to, and encourage stock ownership by, our officers and other key employees so that such employees may acquire or increase their proprietary interest in our success and be encouraged to remain in our employ. Options granted pursuant to the 2013 Plan will not constitute incentive stock options for the federal income tax purposes unless expressly designated by our Board. Any option granted pursuant to the 2013 Plan must be granted within 10 years from the effective date of its adoption.

Shares Under the Plan. The maximum aggregate number of shares available to be issued under the 2013 Plan is 3,323,142, subject to adjustment in the event of changes in our capitalization. As of March 31, 2017, options to purchase 2,260,374 shares of our common stock were still outstanding and 996,728 shares of our common stock were available for future grant under the 2013 Plan. On May 7, 2014, our Board authorized an amendment to the 2013 Plan that increased the maximum aggregate number of shares available to be issued under the 2013 Plan by 969,642 shares from 2,353,500 shares to 3,323,142 shares. The maximum aggregate fair market value (determined as of the time the option is granted) of all stock with respect to which incentive stock options may be exercisable by an optionee for the first time in any calendar year under the 2013 Plan and any of our other incentive stock option plans cannot exceed $100,000. Shares issued under the 2013 Plan may be authorized and unissued shares or shares held by us in our treasury.

Administration. Our Board administers the 2013 Plan. Subject to the provisions of the 2013 Plan, the Board has the discretion to determine the employees to be granted options and the number of shares subject to each option (except that options granted to members of the Board are subject to the approval of a majority of the our disinterested directors), the time to grant options, the option price, the time and duration to exercise the options. Subject to the terms of the 2013 Plan, the Board also has the discretion to specify additional conditions to the grant and exercise of any option as well as interpret the provisions of, and any option granted under, the 2013 Plan.

Eligible Employees. Options will be granted to our officers and other key employees as our Board selects from time to time. However, for any incentive stock options, (i) no employee can be granted an option if such employee owns stock possessing more than 10% of the total combined voting power of all classes of stock of ours or of any of our subsidiaries unless the option price is at least 110% of the fair market value of the underlying shares and such option is not exercisable after the expiration of five years from the date such option is granted, and (ii) such employees must execute a non-competition and non-disclosure agreement in order to receive grant of the options.

Terms and Conditions of Options. Each option will be evidenced by a written option agreement in such form as approved by our Board. The option agreement may contain conditions for grant of options (such as an employee’s entry into an employment agreement with us or such employee’s agreement on continued employment with us) and adjustment of the underlying shares upon changes in our capitalization. The option agreement shall set forth the number of underlying shares, option price no less than 100% of the fair market value of the underlying share as of the date of grant, period of exercise no longer than 10 years after the date of grant, and dates and conditions for exercise of the option. The option price may be paid in cash, shares of our common stock, a combination of cash and shares or such other consideration as determined by our Board. Prior to August 12, 2014, when our Board terminated the reload feature of the 2013 Plan, if an optionee exercised an option and paid some or all of the option price with shares of our common stock, such optionee was granted a reload option to purchase the number of shares equal to the number of shares used as payment of the option price, subject to adjustment made pursuant to the limitations on the number of shares available for grant under the 2013 Plan. Option awards under the 2013 Plan did not fully vest or further accelerate upon completion of our IPO.

Amendment. Our Board may, with respect to any shares of our common stock not subject to options at such time, discontinue or amend the 2013 Plan in any respect as it deems advisable. However, without the approval of our stockholders, the Board cannot increase the aggregate number of shares subject to the 2013 Plan, change the eligibility of employees for participation in the 2013 Plan, issue options with an option price of less than 100% of the fair market value of the shares, or make other amendments which will cause options issued to fail to qualify as incentive stock options for the federal income tax purposes.

2017 Incentive Plan

The 2017 Incentive Plan, if approved by the stockholders, will govern any equity award grant made on or after April 1, 2017. For more information on the 2017 Incentive Plan, please see discussion below under “Proposal Four: Approval of the 2017 Incentive Plan.”

Employee Stock Ownership Plan

We sponsor a tax-qualified employee stock ownership plan and trust, or the ESOP, that covers our employees who meet certain service requirements, including all of our NEOs except for Mr. Chlapaty, who does not participate in the ESOP. The ESOP was established effective April 1, 1993, and was originally funded with a 30-year term loan from us as well as a transfer of assets from our profit sharing retirement plan, both of which were used to purchase shares of our convertible preferred stock. The loan is secured by a pledge of unallocated convertible preferred stock purchased by the ESOP with such loan proceeds that has not yet been released from the pledge (as a result of ESOP payments on the loan) and allocated to participants’ ESOP accounts. The ESOP operates as a leveraged ESOP and was designed to enable eligible employees to acquire stock ownership interests in us by virtue of their accounts under the ESOP. See “Description of Employee Stock Ownership Plan” for a description of the ESOP.

Director Compensation

Prior to the start of fiscal year 2015 we engaged Willis Towers Watson to assist in the review and development of recommended changes to non-employee director compensation structure and levels. Except as described below, our non-employee director compensation structure and levels have remained consistent since the adjustments made prior to the start of fiscal year 2015.

Cash Retainer

Each non-employee director receives an annual cash retainer of $75,000. Each member of a committee of our board of directors receives additional cash retainers as follows: $8,000 for a member of the audit committee, $6,000 for a member of the compensation and management development committee and $4,000 for a member of the nominating and corporate governance committee. Beginning in fiscal year 2018, members of the audit committee will receive annual cash retainers of $10,000, members of the compensation and management development committee will receive annual cash retainers of $7,000, and members of the nominating and corporate governance committee will receive annual cash retainers of $5,000.

The chair of each committee of our board of directors also receives an additional cash retainer. The chair of the compensation and management development committee and the chair of the nominating and corporate governance committee each receive an annual cash retainer of $8,000 and $6,000, respectively. Beginning in fiscal year 2018, the chair of the compensation and management development committee and the chair of the nominating and corporate governance committee will each receive an annual cash retainer of $13,500 and $10,000, respectively.

The annual cash retainer for the chair of our audit committee was previously established at $10,000, which our board of directors increased in the second half of fiscal year 2016 by $25,000 on a prospective basis in recognition of the time commitment associated with chairing the audit committee, resulting in a total annual cash retainer of $35,000. As a result of this adjustment, payment to our audit committee chair for serving in that capacity in fiscal year 2017 was $35,000.

Beginning in fiscal year 2016, our board established an annual cash retainer for our lead independent director of $15,000, which our board of directors increased in the second half of fiscal year 2016 by $25,000 on a prospective basis in recognition of the time commitment associated with serving as our lead independent director, resulting in a total cash retainer of $40,000. As a result of this adjustment, payment to our lead independent director for serving in that capacity in fiscal year 2017 was $40,000. None of our directors receive meeting fees in addition to these retainers.

Stock Awards and Stock in Lieu of Cash Retainer

Each non-employee director who is not affiliated with American Securities also shall receive shares of restricted stock in an amount equal to $75,000 at the date of grant that will vest on the one year anniversary of the grant date, subject to cancellation and forfeiture of unvested shares upon termination of service with our Board (the “Director Stock Awards”). Such shares would be issued pursuant to the Advanced Drainage Systems, Inc. Non-Employee Director Compensation Plan (the “Director Stock Plan”).

Each non-employee director who is not affiliated with American Securities is also provided the option to receive their annual cash retainer of $75,000 in the form of shares of restricted stock under the Director Stock Plan in an amount equal to $75,000 (“Stock in Lieu of Cash Awards”), subject to the same vesting parameters as the Director Stock Awards. For fiscal year 2017, Messrs. Rosenthal, Kidder, Fischer and Eversole, and Mrs. Wexner elected to receive Stock in Lieu of Cash Awards.

Director Stock Awards and Stock in Lieu of Cash Awards are to be made on the date of the annual meeting of the Company’s stockholders, are valued as of the grant date and are subject to forfeiture in the event that the

Director ceases to serve as a Director during the one-year vesting period. As a result of the delay in holding an annual meeting of our stockholders for fiscal year 2015, we made Director Stock Awards as well as applicable Stock in Lieu of Cash Awards for both fiscal years 2015 and 2016 as of the date of the annual meeting that was held on October 27, 2016. The fiscal year 2015 grants vested immediately. The fiscal 2016 grants are subject to a one-year vesting requirement.

Expense Reimbursement

Non-employee directors will also continue to receive reimbursement of all reasonable travel and other expenses for attending meetings of our Board or other Company-related functions. Non-employee directors who are affiliated with American Securities are awarded an annual fee of $150,000 in cash, along with fees for service on the various committees as described above, which fees are paid directly to American Securities and not to the director individually.

Fiscal Year 2017 Director Compensation

The following table summarizes the total compensation earned by each of our directors for fiscal year 2017.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(10)	All Other Compensation ($)	Total ($)
Joseph A. Chlapaty (1)	—	—	—	—
Robert M. Eversole (2)	43,000	150,000	—	193,000
David L. Horing (3)	78,000	—	—	78,000
Tanya Fratto (4)	83,000	75,000	—	158,000
Richard A. Rosenthal (5)	6,000	150,000	—	156,000
Alexander R. Fischer (6)	12,000	150,000	—	162,000
M.A. (Mark) Haney (4)	83,000	75,000	—	158,000
C. Robert Kidder (7)	58,000	150,000	—	208,000
Abigail S. Wexner (8)	16,000	150,000	—	166,000
Carl A. Nelson, Jr. (9)	57,750	56,250	—	114,000

(1)	Mr. Chlapaty serves as our Chief Executive Officer and therefore receives no compensation for his service as a director.
(2)	Represents quarterly payments of annual retainer for membership on our board of directors as well as chairperson and member of the audit committee.
(3)	Represents quarterly payments of annual retainer for membership on our Board and compensation and management development committee. During fiscal year 2017, Mr. Horing served as a Managing Director at American Securities. Such fees are paid directly to American Securities and not to the director individually. Mr. Horing resigned from our Board effective August 4, 2016.
(4)	Represents quarterly payments of annual retainer for membership on our board of directors and audit committee.
(5)	Represents quarterly payments of annual retainer for membership on our board of directors and compensation and management development committee.
(6)	Represents quarterly payment of annual retainer for membership on our board of directors, audit committee and nominating and corporate governance committee.
(7)	Represents quarterly payment of annual retainer for membership on our board of directors, for serving as our lead independent director, for serving as chairperson and member of the compensation and management development committee, and for serving as a member of nominating and corporate governance committee.
(8)	Represents quarterly payment of annual retainer for membership on our board of directors and compensation and management development committee and for serving as chairperson and member of the nominating and corporate governance committee.

(9)	Mr. Nelson joined the board in August 2016 and was appointed to be a member of the compensation and management development committee on November 8, 2016. His cash and stock awards represent prorated amounts related to the time he served as a board and committee member.
(10)	Each of Messrs. Rosenthal, Kidder, Fischer and Eversole, and Mrs. Wexner elected to receive shares of restricted stock in lieu of their $75,000 annual retainer paid in cash for membership on our board of directors. See above under “— Stock Awards and Stock in Lieu of Cash Retainer.” The number of shares of common stock granted in lieu of cash compensation will be based on the aggregate grant date fair value of our common stock computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. These awards will be made on the date of the annual meeting of the Company’s stockholders. The awards will be valued as of the grant date and will vest on the one year anniversary of the grant date.

Non-Employee Director Stock Ownership Guidelines

To encourage equity ownership among non-employee directors, our board of directors has adopted stock ownership guidelines applicable to all non-employee directors. Under the stock ownership guidelines, each non-employee director is expected to own Common Stock having a value of at least three times their annual cash retainer. The non-employee directors have five years from the later of the completion of our IPO or the date of their election to fulfill this ownership requirement. The stock ownership guidelines require each non-employee director to retain all shares received, net of shares sold for tax purposes, until the ownership requirements are met.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between any member of our compensation and management development committee and any of our executive officers that require disclosure under the applicable rules promulgated under the federal securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Stock Ownership by Directors and Executive Officers

The following table sets forth beneficial ownership of shares of common stock of the Company by (i) persons believed by us to beneficially own more than 5% of the outstanding shares, based on our review of SEC filings, (ii) all directors and nominees, (iii) the named executive officers included in the Summary Compensation Table in this Annual Report on Form 10-K, and (iv) all directors, nominees, and executive officers as a group (as of May 5, 2017).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
12 West Capital Management LP (1) 90 Park Avenue, 41st Floor New York, New York 10016	3,737,627	6.72%
ASP ADS Investco, LLC (2) c/o American Securities LLC 299 Park Avenue, 34th Floor New York, NY 10171	3,796,908	6.83%
ESOP (3) c/o Advanced Drainage Systems, Inc. 4640 Trueman Boulevard Hilliard, Ohio 43026	18,633,970	25.10%
Stockbridge Partners LLC (4) 200 Clarendon Street, 35th Floor Boston, Massachusetts 02116	3,067,096	5.51%
Wellington Management Group LLP (5) c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210	6,559,680	11.79%
Joseph A. Chlapaty (6)	10,250,639	18.30%
Directors and Named Executive Officers (not listed above):
Scott A. Cottrill (7)	41,740	*
Thomas M. Fussner (8)	666,691	1.20%
Ronald R. Vitarelli (9)	158,545	*
Robert M. Klein (10)	478,103	*
Robert M. Eversole	37,881	*
Alexander R. Fischer	20,343	*
Tanya Fratto	10,173	*
M.A. (Mark) Haney	20,173	*
C. Robert Kidder	24,343	*
Carl A. Nelson, Jr.	2,325	*
Richard A. Rosenthal	32,396	*
Abigail S. Wexner	95,343	*
All directors and executive officers as a group (15 persons) (11)	12,115,290	21.43%

*	Less than 1%
(1)	We obtained the information regarding share ownership from the Schedule 13G/A filed February 14, 2017, by 12 West Capital Management LP and related entities, which reported sole voting power and sole dispositive power as to 3,737,627 shares of common stock as of December 31, 2016.

(2)	We obtained the information regarding share ownership from the Form 4 filed February 17, 2017, by ASP ADS Investco, LLC and related entities.
(3)	Consists of shares of common stock issuable upon the exercise of the conversion option for all of the shares of ESOP Preferred Stock held by the ESOP at a ratio of 1-to-0.7692. For purposes of calculating the percentage of shares beneficially owned by the ESOP, the denominator includes 55,615,568 shares of common stock outstanding (including unvested restricted common stock) and 18,633,970 shares of common stock issuable upon the exercise of the conversion option for all of the 24,225,130 shares of ESOP Preferred Stock outstanding.
(4)	We obtained the information regarding share ownership from the Schedule 13G/A filed February 14, 2017, by Stockbridge Partners LLC and related entities, which reported shared voting power and shared dispositive power as to 3,067,096 shares of common stock as of December 31, 2016.
(5)	We obtained the information regarding share ownership from the Schedule 13G/A filed February 9, 2017, by Wellington Management Group LLP and related entities, which reported shared voting power as to 4,329,608 shares of common stock and shared dispositive power as to 6,559,680 shares of common stock as of December 30, 2016.
(6)	Includes, with respect to Joseph A. Chlapaty, 165,386 shares of common stock directly owned by Mr. Chlapaty, 62,400 restricted shares of common stock owned by Mr. Chlapaty as to which Mr. Chlapaty has sole voting power, 9,634,025 shares of common stock owned of record by the Joseph A. Chlapaty Trust, as to which Mr. Chlapaty, as trustee, has voting and investment power, 388,328 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of May 5, 2017), and 500 shares of common stock directly owned by Mr. Chlapaty’s spouse, but excludes any shares of common stock directly owned by Mr. Chlapaty’s children and any shares of common stock beneficially owned by Mr. Chlapaty’s children through irrevocable trusts of which Mr. Chlapaty is not a trustee. Mr. Chlapaty disclaims beneficial ownership of the above excluded shares except to the extent of any pecuniary interest (as defined in Rule 16a–1(a)(2) promulgated under the Exchange Act) that he may have as to such excluded shares.
(7)	Includes, with respect to Scott A. Cottrill, 2,479 shares of common stock directly owned by Mr. Cottrill, 24,381 restricted shares of common stock owned by Mr. Cottrill as to which Mr. Cottrill has sole voting power, and 14,880 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of May 5, 2017).
(8)	Includes, with respect to Thomas M. Fussner, 526,170 shares of common stock directly owned by Mr. Fussner, 17,862 restricted shares of common stock owned by Mr. Fussner as to which Mr. Fussner has sole voting power, and 122,659 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of May 5, 2017).
(9)	Includes, with respect to Ronald R. Vitarelli, 42,777 shares of common stock directly owned by Mr. Vitarelli, 16,921 restricted shares of common stock owned by Mr. Vitarelli as to which Mr. Vitarelli has sole voting power, and 98,847 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of May 5, 2017).
(10)	Includes, with respect to Robert M. Klein, 349,151 shares of common stock directly owned by Mr. Klein, 11,984 restricted shares of common stock owned by Mr. Klein as to which Mr. Klein has sole voting power, and 116,968 shares of common stock issuable upon the exercise of vested stock options (or vesting within 60 days of May 5, 2017).
(11)	Includes Ewout Leeuwenburg and Kevin C. Talley, each of which is an executive officer but not a named executive officer.

The following table sets forth information as of May 5, 2017 with respect to the beneficial ownership of shares of ESOP Preferred Stock of the Company, all of which are owned by the ESOP.

Title of Class	Shares Beneficially Owned	Percentage of Class
ESOP Preferred Stock	24,225,130	100%

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes equity compensation plan information as of March 31, 2017 for the 2000 Incentive Stock Option Plan, the 2008 Restricted Stock Plan, the 2013 Stock Option Plan and the Director Stock Plan, all of which are stockholder approved.

	Equity Compensation Plan Information
Plan category	Number of shares underlying outstanding options, restricted stock units and rights(a)	Weighted- average exercise price of shares underlying outstanding options and rights(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a))(c)
Equity compensation plans approved by stockholders	2,455,706	$15.82	2,453,504	(1)
Equity compensation plans not approved by stockholders	—	$—	—

Total	2,455,706	$15.82	2,453,504

(1)	Includes (i) 163,240 shares of restricted stock that remain available for future issuance under the 2008 Restricted Stock Plan and (ii) 158,034 shares of restricted stock that remain available for future issuance under the Director Stock Plan.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

We have entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of our stockholders, including our Chief Executive Officer. The Registration Rights Agreement grants to certain of our stockholders the right to cause us, generally at our own expense, to use our reasonable best efforts to register certain of our securities held by such stockholders for public resale, subject to certain limitations. In the event we register any of our common stock, certain of our stockholders also have the right to require us to use our reasonable best efforts to include in such registration statement shares of our common stock held by them, subject to certain limitations, including as determined by the underwriters. The Registration Rights Agreement also provides for us to indemnify certain of our stockholders and their affiliates in connection with the registration of our common stock.

We have entered into indemnification agreements with our directors and senior officers. The indemnification agreements provide the directors and senior officers with contractual rights to the indemnification and expense advancement rights provided under our amended and restated bylaws, as well as contractual rights to additional indemnification as provided in the indemnification agreements. Pursuant to the Company’s indemnification agreement with Joseph A. Chlapaty, the Company’s CEO, during fiscal year 2017, the Company advanced legal expenses to the CEO in connection with a certain class action litigation case in which the CEO was named as a defendant as well as with respect to the ongoing investigation by the SEC’s Division of Enforcement, as further described in Item 3. Legal Proceedings, in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017. Foley Lardner LLP (“Foley”), a law firm in which Mr. Chlapaty’s stepson, Bryan B. House, is a partner, provided legal services to the CEO related to such matters during the year ended March 31, 2017. The Company reimbursed Mr. Chlapaty’s expenses in connection with Foley’s representation, with fees paid by the Company to Foley for the year ended March 31, 2017 of approximately $479,000. The interests of Mr. House in such amounts are not determinable.

Policies and procedures for related party transactions

Our Board has adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. The nominating and corporate governance committee of our Board will review related party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended March 31, 2017, or with respect to such fiscal year, all Section 16(a) filing requirements were met, with the exception of a late Form 4 filing on February 28, 2017 by Ronald R. Vitarelli, Executive Vice President and Co-Chief Operating Officer, to report the sale of (1) 5,000 shares of the Company’s common stock on February 17, 2017 and (2) 1,000 shares of the Company’s common stock on February 24, 2017.

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2018

Deloitte & Touche LLP served as independent registered public accounting firm to the Company in fiscal year 2017 and has been selected to serve in such capacity in fiscal year 2018. The Board has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain the firm in the future. In such event, the Audit Committee may retain Deloitte & Touche LLP, notwithstanding that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required for Approval

The affirmative vote of a majority of the shares present or participating by proxy and entitled to vote is required for approval. Abstentions will have the same effect as votes against the proposal. This proposal is a discretionary item and, thus, NYSE member brokers that do not receive instructions from beneficial owners may vote your shares in their discretion. Therefore, there will be no broker non-votes on this proposal.

Board Recommendation

The Board recommends that you vote “FOR” the ratification of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending March 31, 2018. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

OTHER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM INFORMATION

Appointment of Independent Registered Public Accounting Firm

The Audit Committee has sole responsibility for appointing the Company’s independent registered public accounting firm, but will consider the outcome of the stockholder vote on ratification of any appointment.

Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 2003 and is expected to continue as the Company’s auditors for the fiscal year 2018. In accordance with its responsibilities under its charter and the NYSE listing standards, the Audit Committee will assess periodically the advisability of rotating audit firms for audits in future years. Representatives of Deloitte & Touche LLP will attend the Annual Meeting via webcast. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees

The Audit Committee has sole responsibility, in consultation with management, for approving the terms and fees for the engagement of the independent registered public accounting firm for audits of the Company’s financial statements and internal control over financial reporting. In addition, the Audit Committee must preapprove all audit, audit-related and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit, audit-related and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Audit Committee at its next scheduled meeting.

For the fiscal years ended March 31, 2017 and 2016, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates billed or will bill the Company fees as follows:

Fiscal Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Services
2017	$4,360,000	$60,000	$7,000	$2,037
2016	$3,563,100	$0	$7,600	$2,000

Fees noted in “Audit Fees” in fiscal years 2017 and 2016 represent fees for the audits of the annual consolidated financial statements as of and for the years ending March 31, 2017 and 2016; and reviews of the interim financial statements included in quarterly reports and services normally provided by the independent registered public accounting firm in connection with statutory filings.

“Tax fees” in fiscal years 2017 and 2016 represent fees for international tax compliance services.

Fees noted in “All Other Services” in fiscal years 2017 and 2016 represent an annual subscription for access to the on-line accounting research tool of Deloitte.

The Audit Committee has approved all non-audit services described above and has concluded that the provision of these non-audit services is compatible with maintaining Deloitte & Touche LLP’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the Company’s management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, the audited financial statements of the Company for the fiscal year ended March 31, 2017. The Audit Committee has also discussed with Deloitte & Touche LLP all matters required by the Public Company Accounting Oversight Board Auditing Standards No. 16, Communications with Audit Committee. The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the communications of Deloitte & Touche LLP concerning independence and has discussed with Deloitte & Touche LLP their independence.

Based on the review and discussions noted above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, for filing with the Securities and Exchange Commission.

Respectfully submitted,

    Robert M. Eversole, Chair

    Alexander R. Fischer

    Tanya Fratto

    M.A. (Mark) Haney

PROPOSAL THREE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in detail under the heading “Executive Compensation Discussion & Analysis” and in the compensation tables and narrative disclosures that accompany the compensation tables, the Company’s compensation program for the named executive officers is designed to attract, motivate and retain talented executives who will provide leadership for the Company’s success. Under this program, the named executive officers are rewarded for individual and collective contributions to the Company consistent with a “pay for performance” orientation. Furthermore, the executive officer compensation program is aligned with the nature and dynamics of the Company’s business, which focuses management on achieving the Company’s annual and long-term business strategies and objectives. The compensation and management development committee regularly reviews the executive compensation program to ensure that it achieves the desired goals of emphasizing long-term value creation and aligning the interests of management and stockholders through the use of equity-based awards. The Board has currently determined to hold the advisory vote on executive compensation each year, meaning that after the 2017 Annual Meeting of Stockholders, the next advisory vote on executive compensation will be held at the 2018 Annual Meeting.

The Company is asking the stockholders to indicate their support for the Company’s named executive officer compensation as described in this Proxy Statement. Accordingly, the Company asks the stockholders to vote “FOR” the following resolution at the 2017 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders, including the Compensation Discussion & Analysis, the Summary Compensation Table and the other related tables and disclosure.”

As an advisory vote, this proposal is not binding upon the Company. However, the compensation and management development committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required

Although the vote is non-binding, the Company will consider the affirmative vote of a majority of the votes cast on the proposal as approval of the compensation of the Company’s named executive officers. Abstentions and broker non-votes will not be considered votes cast on the proposal and will not have a positive or negative effect on the outcome of this proposal.

Board Recommendation

The Board recommends a vote “FOR” the proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

PROPOSAL FOUR: APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN

On May 24, 2017, the Board approved the 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”), subject to approval by our stockholders at this Annual Meeting. If approved by our stockholders, the 2017 Incentive Plan will replace the Prior Plans, and no further grants will be made under the Prior Plans; however, outstanding awards under the Prior Plans will continue in effect and be governed by the terms of the applicable Prior Plan. The summary is subject, in all respects, to the actual terms of the 2017 Incentive Plan which is attached as Annex A.

Highlights of the 2017 Incentive Plan

•	3.5 million shares allocated to the 2017 Incentive Plan; all Prior Plans are sunsetted such that no additional awards can be made from any of the Prior Plans.

•	Allows the Company to make awards that qualify as performance-based under Internal Revenue Code Section 162(m).

•	Provides that dividend equivalents are only paid to the extent the underlying shares vest or performance conditions met.

•	Established minimum performance periods and vesting periods for equity awards.

•	Generally requires a double trigger to accelerate vesting upon a change in control when the outstanding unvested awards are assumed.

•	Prohibits practices like stock option repricing, stock option reloads, and liberal share counting.

Purposes of the 2017 Incentive Plan

The 2017 Incentive Plan implements an important part of our compensation philosophy regarding paying for performance. Adoption of the 2017 Incentive Plan will allow us to continue to provide an appropriate mix of compensation and provide management and the Compensation Committee (as it is used in this Proposal Four, the “Committee”) of the Board with flexibility and discretion to evolve our compensation philosophy, awards and program from year to year.

Types of Awards

The 2017 Incentive Plan provides for the award of stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), phantom stock, cash-based awards, performance awards (which may take the form of performance cash, performance units or performance shares) and other stock-based awards. Subject to the terms of the Plan, the Committee has discretion to determine the form and amount of the award, and the terms and conditions under which the award is granted. Under no circumstances may the Committee award options or grants in excess of the share pool then available.

Stock Options

Stock options may be either nonqualified stock options or incentive stock options. The option exercise price may not be less than 100% of the fair market value of a share on the date of the grant. The exercise term of a stock option cannot exceed 10 years. The terms and conditions of the option, including the number of shares to which the option pertains, its exercise price, vesting, and expiration are determined by the Committee and set forth in an award agreement.

Stock Appreciation Rights (SARs)

Freestanding and tandem SARs, or a combination thereof may be granted to participants. SARs may not have a term greater than 10 years. The terms and conditions, including grant price (which may not be less than the fair market value of a share of common stock on the date of grant), vesting, expiration, and exercisability are determined by the Committee and set forth in an award agreement. The Committee also determines whether payment on exercise of SARs is made in cash, in whole shares, or in any combination thereof.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units may be granted to participants. The terms and conditions, including the period of restriction, the number of shares or units granted, and whether such awards shall have dividend equivalents, are determined by the Committee and set forth in an award agreement. The restrictions may be based upon such factors as achievement of specific performance goals and/or time-based restrictions on vesting. Restricted stock or restricted stock units will be forfeited to the extent that a participant fails to satisfy the applicable award conditions. Generally, but subject to the discretion of the Committee, a participant holding restricted stock has, during the period of restriction, the right to vote the shares and will be credited with dividends to be paid out upon vesting. Participants awarded restricted stock units are not entitled to voting rights but, subject to the terms of the award agreement, may be entitled to accrue dividend equivalents until restricted stock units vest.

Phantom Stock

A phantom stock unit award is an award of hypothetical share units with a value based on the fair market value of a share of common stock. Phantom stock awards will be nontransferable and subject to forfeiture if employment is terminated for any reason before such awards become vested in accordance with their terms. Upon vesting, phantom stock awards will be paid (in the form of cash, shares of common stock, or a combination thereof) in an amount based upon the fair market value of one share of Common Stock for each phantom stock unit and, if provided in the phantom stock award agreement, an amount equal to any dividend equivalents accrued with respect to such vested phantom stock units.

Other Share-Based Awards

The Committee has discretion to grant other awards of shares or other awards valued in whole or in part by reference to shares or other property. That discretion includes granting deferred stock units. The terms and conditions, including exercise price, vesting, expiration, and whether such awards shall have dividend equivalents, are determined by the Committee and set forth in an award agreement.

Cash-Based Awards

Cash-based awards may be granted to participants in such amounts and pursuant to such terms as the Committee may determine including, without limitation, subject to performance criteria and goals.

Performance Awards

The Committee has discretion to grant performance awards in the form of performance shares, performance units or performance cash based upon performance criteria and goals to be achieved for a performance period. Performance awards may be granted by the Committee on such terms and conditions as the Committee shall determine in an award agreement; provided, however, that to the extent the Committee determines that performance awards shall be qualified performance-based compensation, the Internal Revenue Code Section 162(m) provisions of the 2017 Incentive Plan shall apply to such performance awards.

Summary of Key Provisions

The following summarizes certain additional key provisions of the 2017 Incentive Plan.

Key Provisions	Description

Eligible Participants	Employees of the Company and its subsidiaries, non-employee directors, consultants and advisors, as selected by the Committee.

Plan Administration	The 2017 Incentive Plan is administered by the Committee.

Plan Term	The 2017 Incentive Plan will be effective on the date of the approval of the Plan by the stockholders. The Plan will be null and void and of no effect if the stockholders do not approve the Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to awards then outstanding under the plan. In no event may an incentive stock option be granted more than ten years after the earlier of (a) the date of the adoption of the Plan by the Board, or (b) the effective date of the Plan. Such outstanding awards shall remain in effect until they have been exercised or terminated, or have expired.

Cash-Based Awards	Short-term or long-term as determined by the Committee.

Shares Subject to the Plan	A maximum of 3,500,000 shares of the Company’s Common Stock may be issued under the 2017 Incentive Plan, and the aggregate number of shares of the Company’s Common Stock with respect to which incentive stock options may be granted under the Plan shall be 1,750,000 shares.

Limitations on Individual Awards	In a given 12-month period, no individual may (a) be granted stock options (nonqualified & incentive stock options) and SARs with respect to more than 1,000,000 shares; (b) be granted other share-based awards with respect to more than 500,000 shares; or (c) receive awards paid in cash having an aggregate dollar value in excess of $5 million. In addition, during no fiscal year shall the aggregate amount of all compensation granted to a non-employee director exceed $500,000.

Terms of Stock Options and SARs	Term of the award will not exceed 10 years.

Terms of Performance Measures

The 2017 Incentive Plan provides that performance goals for a performance period will be based upon one or more, or a combination of, on an absolute, relative, GAAP, non-GAAP, or adjusted basis, the following objective performance measures (as determined by the Committee):

•    Sales measures

•    Revenue measures

•    Income measures

•    Return measures

•    Market share or recognition measures

•    Profit measures

•    Economic value measures

•    Cash flow measures

•    Operating measures

Key Provisions	Description
• Customer satisfaction measures • Productivity measures • Regulatory achievement measures • Strategic measures • Financial ratio measures • Strategic business goals and objectives

Please refer to Section 11.2 of the 2017 Incentive Plan for the detailed list of performance goals.

Change in Control	The 2017 Incentive Plan provides that the Committee may, without the consent of participants, determine the extent to which outstanding awards shall be assumed, converted or replaced by the successor or resulting entity (or continued by the Company if the Company is the resulting entity or parent corporation) in connection with a Change in Control, as defined in the 2017 Incentive Plan. Unless a participant’s award agreement states otherwise, if (a) a participant is terminated within 24 months of a Change in Control in which the Company survives (or the Company’s successor assumes the award), any (i) outstanding options or SARs shall immediately vest and become exercisable for 24 months thereafter, (ii) restrictions associated with restricted stock, restricted stock units and any other award shall lapse and (iii) vesting criteria associated with performance awards shall be deemed achieved at 100% of target levels and (b) the Company or its successor entity does not continue or assume, as applicable, the award, the Committee shall have the power to (i) terminate options or SARs with or without payment depending on the fair market value of the Company’s common stock, (ii) deem performance awards earned and payable, either pro rata or in full, based on target performance, and remove any limitations on the same and (iii) remove restrictions or limitations remaining on any restricted stock, restricted stock units or other awards.

Transferability	Except in the case of death, awards under 2017 Incentive Plan are generally not transferable. However, the Committee may choose to allow a participant to assign or transfer an award without consideration (a) to the participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (b) to a trust for the benefit of one or more of the participant or the persons referred to in clause (a); (c) to a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (a) are the only partners, members or stockholders; or (d) for charitable donations; provided that such assignee is bound by and subject to all of the terms and conditions of the 2017 Incentive Plan and the award agreement relating to the transferred award and executes an agreement satisfactory to the Company evidencing the obligations. Under all transfers, the participants remain bound by the terms and conditions of the 2017 Incentive Plan.

Forfeiture and Clawback	The Committee may specify in a participant’s award agreement events which may cause a participant’s award to be forfeited, reduced or eliminated. Additionally, any award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deduction and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

Key Provisions	Description

Adjustments	The number of shares reserved for issuance under the 2017 Incentive Plan and the terms of awards may be adjusted by the Committee in the event of an adjustment in the capital structure of the Company or a related entity (due to a merger, recapitalization, stock split, stock dividend, or similar event).

U.S. Federal Income Tax Consequences

The following summary describes the principal federal (and not state or local) income tax consequences of awards granted under the 2017 Incentive Plan as of this time. This summary is general in nature and is not intended to cover all tax consequences that may apply to a particular participant or to the Company. For instance, this summary does not describe state or local tax consequences, nor does it discuss the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, to the extent an award is subject to this section and does not satisfy its requirements.

Nonqualified Stock Options	No income or expense will be recognized by a participant or the Company at the time an option is granted. The exercise of a nonqualified stock option generally is a taxable event that requires the participant to recognize, as ordinary income, and the Company to deduct as an expense, the difference between the fair market value of the underlying shares and the option price.

Incentive Stock Options	No income or expense will be recognized by a participant at the time an option is granted. No income or expense will be recognized upon the participant’s exercise of the option if certain holding periods and other incentive stock option requirements are met. Any further gain or loss will be capital and will be recognized upon the sale of the shares. The Company will have no expense deduction upon exercise of the option. Income will be recognized by the participant and deducted as an expense by the Company if he or she disposes of shares acquired under an incentive stock option before the holding periods are met.

Other Plan Awards

No income is recognized by a participant upon the grant of a SAR, but upon exercise of the SAR the participant generally must recognize income equal to any cash that is paid and the fair market value of any Company common stock that is received in settlement of the SAR.

A participant will (unless a timely special tax election is made by the participant to include the full value in current income) recognize income on account of a restricted stock award once the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the participant is equal to the fair market value of the Company’s common stock received on that date.

The federal income tax consequences of the award of restricted stock units, performance awards, phantom stock awards, cash-based awards or dividend equivalents will depend on the conditions of the award. Generally, the grant of one of these awards does not result in taxable income to the participant or a tax deduction to Company. However, the participant will recognize ordinary compensation income at settlement of the award equal to any cash and the fair market value of any Company’s common stock received (determined as of the date that the award is not subject to a substantial risk of forfeiture or transferable). The Company will generally be entitled to a compensation deduction at that time.

Code Section 162(m)

Certain performance awards under the 2017 Incentive Plan may constitute performance-based compensation and, as such, would be exempt from Internal Revenue Code Section 162(m)’s $1 million limitation on deductible compensation. Pursuant to Section 162(m), the Company ordinarily may not deduct compensation of more than $1 million that is paid to certain “covered employees.” Generally, a “covered employee” is any individual who, on the last day of the taxable year, is our principal executive officer or an employee whose total compensation for the tax year, is required to be reported to stockholders because he or she is among the three highest compensated officers for the tax year, other than the principal executive officer or principal financial officer. The limitation on deductions does not apply, however, to qualified “performance-based compensation.”

One of the requirements of performance-based compensation for purposes of Section 162(m) is that the material items of the performance goals under which compensation may be paid be disclosed to and approved by stockholders. For purposes of Section 162(m), the material terms include the employees eligible to receive compensation, a description of the business criteria on which the performance goal is based, and the maximum amount of compensation that can be paid to that employee under the performance goal. The Committee may not adjust Section 162(m) qualified, performance-based awards upwards but retains the discretion to adjust them downwards. Nothing in the 2017 Incentive Plan, however, prohibits the Committee from granting awards that do not qualify for the tax deductibility under Section 162(m) and the ultimate determiner of tax deductibility under Section 162(m) is the Internal Revenue Service. The Committee considers Section 162(m) when making compensation decisions, but other considerations, such as providing the Company’s named executive officers with competitive and adequate incentives to remain with and increase the Company’s business operations, financial performance and prospects, as well as rewarding extraordinary contributions, also significantly factor into the Committee’s decisions. The Committee may from time to time pay compensation to our executive officers that may not be deductible for federal income tax purposes if consistent with our executive compensation philosophy and objectives.

Vote Required for Approval

Approval of the 2017 Incentive Plan requires the affirmative vote of a majority of the shares present or participating by proxy and entitled to vote. If approved by stockholders, the 2017 Incentive Plan will become effective upon approval.

Board Recommendation

The Board recommends that you vote “FOR” the approval of the 2017 Incentive Plan. Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

PROPOSAL FIVE: APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE MEASURES UNDER THE 2017 INCENTIVE PLAN FOR PURPOSES OF INTERNAL REVENUE CODE SECTION 162(m)

In addition to seeking approval of the 2017 Incentive Plan discussed in Proposal Four above, stockholders are also being asked to approve the material terms of the performance measures contained in the 2017 Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The approval sought includes approval of the corporate performance measures used for performance goals to which the payment of certain awards made under the 2017 Incentive Plan may be tied in order to qualify those awards as performance-based compensation under Section 162(m) of the Internal Revenue Code.

Section 162(m) of the Internal Revenue Code imposes an annual deduction limit of $1 million of the amount of compensation paid to each of the Chief Executive Officer (the “CEO”) and the next three (3) most highly compensated executive officers (excluding the principal financial officer). However, the $1 million deduction limit does not apply to “qualified performance-based compensation.” To be considered qualified performance-based compensation, awards under the 2017 Incentive Plan must be subject to performance measures. The material terms of the performance measures used for performance goals under which compensation may qualify as “performance-based compensation,” must be approved by stockholders. Accordingly, we are submitting Proposal Five to stockholders for approval of the material terms of the performance measures of the 2017 Incentive Plan. If our stockholders approve these terms, the Compensation Committee will have the ability to make awards and payments under the 2017 Incentive Plan that qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code.

The material terms of the performance measures contained in the 2017 Incentive Plan are disclosed above in Proposal Four and are contained in Section 11.2 of the 2017 Incentive Plan.

The affirmative vote of a majority of the shares present or participating by proxy and entitled to vote is required for approval.

The Board recommends that you vote “FOR” the approval of the material terms of the performance measures under the 2017 Incentive Plan for purposes of Internal Revenue Code Section 162(m). Unless you instruct otherwise on your proxy card or by telephone or Internet voting instructions, your proxy will be voted in accordance with the Board’s recommendation.

STOCKHOLDER PROPOSALS FOR

THE 2018 ANNUAL MEETING

Any stockholder who intends to present a proposal at the 2018 Annual Meeting and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that meeting must deliver the proposal to the Company at our headquarters at 4640 Trueman Boulevard, Hilliard, Ohio 43026, no later than February 5, 2018, and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the advance notice provisions in the Company’s Bylaws. These provisions require a stockholder to provide certain information required by the Company’s Bylaws with respect to each proposal, including (a) a description of the business to be brought before the meeting and the text of the proposal, (b) the stockholder’s reasons for conducting the business at the meeting, (c) biographical and share ownership information of the stockholder (and certain affiliates), and (d) descriptions of any material interests of the stockholder (and certain affiliates) in the proposed business and any arrangements between the stockholder (and certain affiliates) and another person or entity with respect to the proposed business.

Any stockholder who intends to present a proposal at the 2018 Annual Meeting other than for inclusion in the Company’s proxy statement and form of proxy must comply with the advance notice provisions in the Company’s Bylaws. In addition, these provisions require that such stockholder deliver the proposal to the Company at our headquarters at 4640 Trueman Boulevard, Hilliard, Ohio 43026, not less than ninety nor more than one hundred twenty calendar days prior to the first anniversary date of the preceding year’s annual meeting. Otherwise, such proposal will be untimely. Based on the current date of the 2017 Annual Meeting, a proposal for the 2018 Annual Meeting must be delivered no earlier than March 19, 2018 or later than April 18, 2018 to be timely. The Company reserves the right to exercise discretionary voting authority on the proposal if a stockholder submits the proposal earlier than earlier than March 19, 2018 or later than April 18, 2018.

MISCELLANEOUS

The Company will bear the cost of preparing this proxy statement, with the affiliated proxy materials and other instruments. The Company will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from security holders and beneficiaries for whose account they hold registered title to the Company shares. Directors, officers and other employees of the Company, acting on its behalf, may also solicit proxies, for which they will not receive any additional compensation. Proxies may be solicited by mail, by telephone, by email or via the Internet. This Proxy Statement and the accompanying proxy will be made available to stockholders on or about June 7, 2017.

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the proxies to vote the shares represented thereby on such matters in accordance with their best judgment.

ADVANCED DRAINAGE SYSTEMS, INC.

Scott A. Cottrill
Secretary

June 6, 2017

Annex A

ADVANCED DRAINAGE SYSTEMS, INC.

2017 OMNIBUS INCENTIVE PLAN

Advanced Drainage Systems, Inc. (the “Company”), a Delaware corporation, hereby establishes this Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan.

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Phantom Stock Award, Other Share-Based Award, Cash-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2 “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

2.3 “Board” shall mean the board of directors of the Company.

2.4 “Cash-Based Award” shall mean a cash Award granted pursuant to Section 9.

2.5 “Change in Control” shall have the meaning set forth in Section 12.3.

2.6 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.7 “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. With respect to Awards to Covered Employees, the Committee shall consist of no fewer than two Directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal United States national securities exchange on which the Shares are traded, to the extent required by such rules.

2.8 “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.9 “Covered Employee” shall mean an Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code and the regulatory and other guidance issued thereunder by the United States Department of Treasury and the Internal Revenue Service.

2.10 “Director” shall mean a member of the Board, as constituted from time to time, who is not an Employee.

2.11 “Dividend Equivalents” shall have the meaning set forth in Section 13.6.

2.12 “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.13 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14 “Fair Market Value” shall mean, with respect to Shares as of any date: (i) the closing price of the Shares as reported on the principal United States national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported; (ii) if the Shares are not listed on any United States national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are neither listed on a United States national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the Fair Market Value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.15 “GAAP” shall mean generally accepted accounting principles in the United States.

2.16 “Incentive Stock Option” shall mean an Option that qualifies as an incentive stock option for purposes of Section 422 of the Code.

2.17 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine in compliance with Section 409A, or, with respect to the grant of an Incentive Stock Option, in compliance with Section 422 of the Code.

2.18 “Other Share-Based Award” shall have the meaning set forth in Section 8.1(a).

2.19 “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.20 “Performance Award” shall mean any Award (including without limitation any short-term or long-term Award) of Performance Cash, Performance Shares, Performance Units or other Award granted pursuant to Sections 10 and 11.

2.21 “Performance Cash” shall mean any Cash-Based Award or other cash incentives granted pursuant to Section 10 or Section 11 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22 “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.23 “Performance Share” shall mean any grant pursuant to Section 10 or Section 11 of a designated number of Shares, which value may be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.24 “Performance Unit” shall mean any grant pursuant to Section 10 or Section 11 of a unit valued by reference to a designated amount of (i) cash or property other than Shares, or (ii) Shares, which value may be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.25 “Permitted Assignee” shall have the meaning set forth in Section 13.3.

2.26 “Phantom Stock Award” shall mean an Award granted under Section 8.2 of hypothetical share units with respect to Shares, with a value based on the Fair Market Value of a Share.

2.27 “Plan” shall mean this Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan, as it may be hereafter amended and/or restated.

2.28 “Prior Plan” shall mean, collectively, the Company’s 2000 Incentive Stock Option Plan, 2008 Restricted Stock Plan, 2013 Stock Option Plan, and 2014 Non-Employee Director Compensation Plan.

2.29 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.31 “Restricted Stock Unit” means an Award that is valued by reference to Shares, which value may be paid to the Participant in Shares or cash (or a combination thereof) as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.32 “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.33 “SEC” shall mean the United States Securities and Exchange Commission.

2.34 “Section 409A” shall mean Section 409A of the Code and the regulatory and other guidance issued thereunder by the United States Department of the Treasury and the Internal Revenue Service.

2.35 “Separation from Service” and “separation from service” shall mean a termination of employment or separation from service with the Company, its Subsidiaries and all affiliates that is a “separation from service” within the meaning of Section 409A.

2.36 “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.37 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.

2.38 “Subsidiary” shall mean any corporation or other entity (other than the Company) in an unbroken chain of corporations or other entities beginning with the Company if, at the relevant time, each of the corporations or other entities other than the last corporation or other entity in the unbroken chain owns stock or other equity possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity in one of the other corporations or other entities in the chain.

2.39 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.40 “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable; provided, however, that Awards shall be subject to a minimum one (1) year vesting period except (i) the vesting of an Award may be accelerated upon disability or death of a Participant or, as provided in Section 12, upon a Change in Control, and (ii) Awards up to a maximum of five percent (5%) of the Shares available for Awards pursuant to Section 3 may be granted without regard to the minimum one (1) year vesting period.

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 13.2, a total of three million five hundred thousand (3,500,000) Shares shall be authorized for Awards granted under the Plan. On and after the effective date of the Plan (as provided in Section 14.13), no awards may be granted under the Prior Plan.

(b) If (i) any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, then such Shares shall, to the extent of such forfeiture, expiration, termination or non-issuance, be added to the Shares available for grant under the Plan or (ii) on and after the effective date of the Plan, any Shares subject to an award under the Prior Plan are forfeited, an award under the Prior Plan expires or otherwise terminates without issuance of such Shares or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, then such Shares shall, to the extent of such forfeiture, expiration, termination or non-issuance, be added to the Shares available for grant under the Plan.

(c) The following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section 3.1: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price or to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or other Award, or on and after the effective date of the Plan, an option or stock appreciation right or other award under the Prior Plan; (ii) Shares subject to a Stock Appreciation Right or, on and after the effective date of the Plan, a stock appreciation right under the Prior Plan that are not issued in connection with its stock settlement on exercise thereof; and (iii) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, on and after the effective date of the Plan, options under the Prior Plan.

(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable limitations on grants to a Participant under Section 11.5, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraphs (b) and (c) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided in paragraphs (b) and (c) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

3.2 Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

3.3 Limit on Awards to Directors. Notwithstanding any provision in the Plan to the contrary, the aggregate amount of all compensation granted to any Director during any fiscal year of the Company, including any Awards (based on grant date Fair Market Value computed as of the date of grant in accordance with applicable financial accounting rules) and any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee, shall not exceed Five Hundred Thousand Dollars ($500,000).

4.	ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2 Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to:

(i)	select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder;

(ii)	determine the type or types of Awards to be granted to each Participant hereunder;

(iii)	determine the number of Shares (or dollar value) to be covered by each Award granted hereunder;

(iv)	determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder;

(v)	determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property;

(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant;

(vii)	determine whether, to what extent and under what circumstances any Award shall be canceled or suspended;

(viii)	interpret and administer the Plan and any instrument, agreement or other document entered into under or in connection with the Plan, including any Award Agreement;

(ix)	correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect;

(x)	establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(xi)	determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents;

(xii)	subject to compliance with the Vesting Period requirements, accelerate the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate;

(xiii)	establish subplans as described in Section 14.14;

(xiv)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xv)	determine the Covered Employees for each Performance Period; establish Performance Periods and performance goals applicable thereto; and make Performance Awards subject to, and consistent with, the provisions of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings, with respect to the Plan. Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Director shall require the prior approval of the Board.

(c) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, with respect to Awards intended to comply with the performance-based compensation exception under Section 162(m), or the rules and regulations of the principal United States national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more Directors any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards, and (ii) authorize one or more executive officers to do one or more of the following with respect to Employees who are not Directors or executive officers of the Company: (A) designate Employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such Employees and (C) cancel or suspend Awards to such Employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

5.	OPTIONS

5.1 Grant. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Section 5 and, subject to compliance with the Vesting Period requirements, to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2 Award Agreements. All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms and conditions of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Section may hold more than one Option granted pursuant to the Plan at the same time.

5.3 Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Section shall not be less than one hundred percent (100%) of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the date of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share shall be no less than one hundred ten percent (110%) of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 13.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option exercise price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 12.3), or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal United States national securities exchange on which the Shares are listed.

5.4 Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the

Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lockup agreement.

5.5 Exercise of Options.

(a) The Award Agreement shall specify when Options vest and become exercisable. Vested Options granted under the Plan shall be exercised by the Participant (or by a Permitted Assignee thereof or the Participant’s executors, administrators, guardian or legal representative, to the extent provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker or cashless exercises through a cashless exercise program established with a securities brokerage firm), or (vi) any combination of any of the foregoing; provided, however, to the extent required by applicable law, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.6 Form of Settlement. In its sole discretion, the Committee may provide in an Award Agreement that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7 Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be one million seven hundred fifty thousand (1,750,000) Shares.

6.	STOCK APPRECIATION RIGHTS

6.1 Grant. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion consistent with the provisions of this Section 6.

6.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Subject to compliance with the Vesting Period requirements, when Stock Appreciation Rights vest and become exercisable.

(b) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.

(c) The Committee shall determine in its sole discretion in an Award Agreement whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(d) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.

(e) The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A) except in the case of Substitute Awards or in connection with an adjustment provided in Section 13.2, and (ii) have a term not greater than ten (10) years. Notwithstanding clause (ii) of the preceding sentence, in the event that on the last business day of the term of a Stock Appreciation Right (x) the exercise of the Stock Appreciation Right is prohibited by applicable law or (y) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(g) Without the approval of the Company’s stockholders, other than pursuant to Section 13.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 12.3), or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal United States national securities exchange on which the Shares are listed.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or

“Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2 Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement that shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Restricted Stock Award or Restricted Stock Unit Award shall have Dividend Equivalents in compliance with Section 13.6. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3 Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant who holds a Restricted Stock Unit Award shall have only those rights specifically provided for in the Award Agreement; provided, however, in no event shall the Participant have voting rights with respect to such Award. Any Shares or any other property distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award, and the Committee shall have the sole discretion to determine whether, if at all, any cash-denominated amount that is subject to such restrictions shall earn interest and at what rate. Notwithstanding the provisions of this Section, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award that vests either based on achievement of performance goals or passage of time shall be accumulated and be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.4 Vesting. Subject to compliance with the Vesting Period requirements, (i) the Award Agreement shall specify the Vesting Period for the Restricted Stock or Restricted Stock Units; and (ii) the Committee may, in its sole discretion, accelerate the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of a Restricted Stock Award or Restricted Stock Unit Award intended to comply with the performance-based exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

7.5 Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Any such Shares of Restricted Stock shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS; PHANTOM STOCK AWARDS

8.1 Other Share-Based Awards.

(a) Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

(b) Award Agreements. The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Other Share-Based Awards shall have Dividend Equivalents in compliance with Section 13.6. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding the provisions of this Section, Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award that vests based on achievement of performance goals or passage of time shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such Dividend Equivalents have been credited.

(c) Vesting. Subject to compliance with the Vesting Period requirements, (i) the Award Agreement shall specify the Vesting Period, if any, for Other Share-Based Awards; and (ii) the Committee may, in its sole discretion, accelerate the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate, subject to the limitations imposed under Section 162(m) of the Code and the regulations thereunder in the case of an Other Share-Based Award intended to comply with the performance-based compensation exception under Code Section 162(m) except as otherwise determined by the Committee to be appropriate under the circumstances.

(d) Payment. Except as may be provided in an Award Agreement, other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A or compliance with an exception to Section 409A.

(e) Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and meeting fees, provided that such election is made in accordance with the requirements of Section 409A. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units.

8.2	Phantom Stock Awards

(a) Grant of Phantom Stock Awards. Subject to the terms of the Plan, the Committee may in its discretion grant Phantom Stock Awards to Participants, in such numbers, upon such terms, and at such times as the Committee shall determine. Each Phantom Stock Award shall be evidenced by an Award Agreement containing such provisions as the Committee shall determine that are not inconsistent with the terms of the Plan.

(b) Administrative Determination. Unless the Committee determines otherwise in the Award Agreement (taking into account applicable law, including Section 409A), if the employment or service of a Participant shall terminate for any reason and the Participant has not earned all or part of a Phantom Stock Award pursuant to the terms of the Plan and individual Award Agreement, such Award, to the extent not then earned, shall be forfeited immediately upon the Participant’s Separation from Service and the Participant shall have no further rights with respect thereto. Subject to compliance with the Vesting Period requirements and other terms of the Plan, and consistent with Section 4.2, the Committee shall have the sole authority to determine whether and to what extent Phantom Stock Awards vest and are payable, and to interpret the terms and conditions of Phantom Stock Awards.

(c) Amount of Payment. Upon vesting of all or a part of a Phantom Stock Award and satisfaction of such other terms and conditions as may be established by the Committee in the Award Agreement, the

Participant shall be entitled to a payment of an amount equal to the Fair Market Value (on the date(s) of vesting (or other date or dates) set forth in the Award Agreement) of one (1) Share with respect to each such hypothetical share unit which has vested. The Committee may, however, establish a limitation on the amount payable in respect of each hypothetical share unit.

(d) Time and Form of Payment. Payment may be made, in the discretion of the Committee, in cash or in Shares (or in a combination thereof) valued at Fair Market Value on the applicable vesting date or dates (or other date or dates) set forth in the Award Agreement. Subject to Section 14.15, in the absence of payment arrangements in the Award Agreement in accordance with Section 409A, payments will be made in a lump sum payment within two and one-half (2 1/2) months after the end of the vesting period; provided, however, that if such two and one-half (2 1/2) month period begins in one (1) calendar year and ends in another calendar year, the Participant shall not have the right to designate the calendar year of payment.

(e) Payments to Specified Employees. Notwithstanding anything to the contrary in the Plan, Phantom Stock Awards payable upon a Separation from Service of a Specified Employee (as defined in Section 14.15), to the extent they constitute nonqualified deferred compensation subject to Section 409A, shall not be paid or issued until within the thirty- (30-) day period commencing with the first day of the seventh (7th) month following the month of the Specified Employee’s Separation from Service (provided that if such thirty- (30-) day period begins in one (1) calendar year and ends in another calendar year, the Participant shall have no right to designate the calendar year of payment).

(f) No Acceleration. Except as permitted under Section 409A, no acceleration of the time or form of payment of a Phantom Stock Award shall be permitted.

9.	CASH-BASED AWARDS.

Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion; provided, however, that Cash-Based Awards shall only be settled in cash. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and form of payment, and the other terms and conditions, as applicable, of such Award which may include, without limitation, performance goals and that the Cash-Based Award is a Performance Award of Performance Cash, under Section 10 or Section 11.

10.	PERFORMANCE AWARDS

10.1 Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance criteria and goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the performance goals set forth in Section 11.2 or such other performance criteria and goals as determined by the Committee in its discretion.

10.2 Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee) which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents in compliance with Section 13.6. The terms of Performance Awards need not be the same with respect to each Participant.

10.3 Terms and Conditions. The performance criteria and goals to be achieved during any Performance Period and, subject to compliance with the Vesting Period requirements, the length of the

Performance Period shall be determined by the Committee upon the grant of each Performance Award; provided, however, that the Performance Period for any Performance Award that is to be settled in Shares shall not be less than one (1) year. The amount of the Award to be distributed shall be conclusively determined by the Committee.

10.4 Payment. Except as provided in Section 12, as provided by the Committee or as may be provided in an Award Agreement, Performance Awards will be paid or distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A or compliance with an exception to Section 409A.

11.	CODE SECTION 162(m) PROVISIONS

11.1 Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time an Award (including without limitation a Performance Award) is granted to a Participant who is or may be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 11 is applicable to such Award.

11.2 Performance Goals. If the Committee determines that an Award is intended to be subject to this Section 11, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of achievement of one or any combination of the following:

(i)	sales (including comparable sales); net sales; return on sales;

(ii)	revenue, net revenue, product revenue or system-wide revenue (including growth of such revenue measures);

(iii)	operating income (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); earnings or loss per share (basic or diluted); net income or loss (before or after taxes);

(iv)	return on equity; total business return; total stockholder return; relative total stockholder return; return on assets or net assets (including return on tangible assets); appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company;

(v)	market share; market recognition;

(vi)	gross profits; gross or net profit margin; gross profit growth; net operating profit (before or after taxes); operating earnings; earnings or losses or net earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); adjusted earnings before interest, taxes, depreciation and amortization as a non-GAAP measure (“Adjusted EBITDA”) including, but not limited to, one or more of the following reconciliations of Adjusted EBITDA to net income: derivative fair value adjustments; foreign currency transaction gains or losses; losses or gains on disposal of assets and costs from exit and disposal activities; unconsolidated affiliates’ interest, tax depreciation and amortization; contingent consideration remeasurement; stock-based compensation; benefit expense; employee stock ownership plan deferred stock-based compensation; and benefit expense related to executive termination payments.

(vii)	economic value; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs;

(viii)	cash flow (including operating cash flow and free cash flow); cash flow per share (before or after dividends); free cash flow to equity (including free cash flow to fully converted shares; cash flow return on investment; cash flow return on capital;

(ix)	return on capital (including return on total capital, pre-tax return on net working capital, or return on invested capital); working capital (including working capital to sales ratio); improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; general and administrative expense savings; inventory control; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholders equity;

(x)	operating efficiencies; cost reductions or savings;

(xi)	customer satisfaction; customer growth; employee satisfaction;

(xii)	productivity or productivity ratios;

(xiii)	regulatory achievements (including submitting or filing applications or other documents with regulatory authorities or receiving approval of any such applications or other documents and passing pre-approval inspections and validation of manufacturing processes);

(xiv)	strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements);

(xv)	financial ratios, including those measuring liquidity, activity, profitability or leverage; cost of capital or assets under management; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); debt level year-end cash position; book value; factoring transactions; competitive market metrics; timely completion of new product roll-outs; timely launch of new facilities;

(xvi)	sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally (or through partnering transactions); royalty income; implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures, succession and hiring projects, reorganization and other corporate transactions, expansions of specific business operations and meeting divisional or project budgets; factoring transactions; and recruiting and maintaining personnel.

Such performance goals may be measured on an absolute or relative basis, and may be measured on a GAAP, non-GAAP or adjusted basis. Performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies.

The Committee may provide for inclusion or exclusion of the impact of an event or occurrence which the Committee determines should appropriately be included or excluded, including (a) restructurings, discontinued operations, and other unusual, infrequent or non-recurring charges or events, (b) asset write-downs, (c) significant litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) any reorganization or change in the corporate structure or capital structure of the Company or a Subsidiary, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the cumulative effects of tax or accounting changes in accordance with GAAP, or (j) the effect of changes in other laws or regulatory rules affecting reporting results.

Such performance goals (and any inclusions or exclusions) shall (i) be set by the Committee prior to the earlier of ninety (90) days after the commencement of the applicable Performance Period and the expiration of twenty-five percent (25%) of the Performance Period, and (ii) otherwise comply with the requirements of Section 162(m) of the Code and the regulations thereunder.

11.3 Adjustments; Certification. Notwithstanding any provision of the Plan (other than Section 12), with respect to any Award that is subject to this Section 11, the Committee may completely eliminate or adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances, subject to the requirements of Section 162(m) of the Code as may be applicable. After the end of each Performance Period, the Committee must certify, in writing and in compliance with Section 162(m) of the Code, before payment of the Award is made, that the performance goals and any other material terms were satisfied and determine the amount of payment of the Award.

11.4 Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Section as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

11.5 Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 13.2, no Participant may be granted (i) Options or Stock Appreciation Rights during any twelve- (12-) month period with respect to more than one million (1,000,000) Shares, and (ii) Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards during any calendar year that are intended to comply with the performance-based compensation exception under Code Section 162(m) and are denominated in Shares under which more than five hundred thousand (500,000) Shares may be earned for each twelve (12) months in the vesting period or Performance Period. During any calendar year, no Participant may be granted Awards that are intended to comply with the performance-based compensation exception under Code Section 162(m) and are denominated in cash under which more than five million dollars ($5,000,000) may be earned for each twelve (12) months in the Performance Period. If an Award is canceled, the canceled Award shall continue to be counted toward the applicable limitation in this Section.

12.	CHANGE IN CONTROL PROVISIONS

12.1	Committee Determination; Assumption or Substitution of Awards.

(a) The Committee may, without the consent of Participants, either by the terms of the applicable Award Agreements or by resolution adopted prior to the occurrence of a Change in Control, determine the extent to which outstanding Awards under the Plan shall be assumed, converted or replaced by the successor or resulting entity in connection with a Change in Control (or, if the Company is the resulting entity or ultimate parent corporation, continued by the Company), in each case subject to adjustments in accordance with Section 13.2. For the purposes of this Section 12.1, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of Shares for each Share held on the effective date of such Change in Control transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor or resulting entity, the Committee may, with the consent of the successor or resulting entity, provide that the consideration to be received upon the exercise or vesting of an Award, for each Share subject thereto, will be solely common stock of the successor or resulting entity with a Fair Market Value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of whether Fair Market Value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control in which the successor or resulting entity assumes or substitutes for an Award (or in which the Company is the resulting entity or ultimate parent corporation and continues the Award) pursuant to Section 12.1(a), if a Participant’s employment with such successor or resulting entity (or the Company if the Company is the resulting entity or ultimate parent corporation) or a subsidiary thereof either terminates without cause or for a Section 409A-compliant good reason within twenty-four (24) months following such Change in Control (or such other period set forth in the Award Agreement):

(i)	Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for twenty-four (24) months (or the lesser period of time set forth in the Award Agreement);

(ii)	the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units (and accrued Dividend Equivalents) shall become free of all restrictions, limitations and conditions and become fully vested, payable and transferable to the full extent of their original grant;

(iii)	with respect to Performance Awards, all performance goals and/or other vesting criteria shall be deemed achieved at one hundred percent (100%) of target levels, and all other terms and conditions shall be deemed satisfied, as of such date of the Participant’s termination of employment; and

(iv)	the restrictions, limitations and other conditions applicable to any other Awards shall lapse, and such Awards (and any accrued Dividend Equivalents) shall become free of all restrictions, limitations and conditions and become fully vested, payable and transferable to the full extent of their original grant.

12.2	No Assumption or Substitution of Awards.

(a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control to the extent the successor or resulting entity does not assume or substitute for an Award (or in which the Company is the resulting entity or ultimate parent corporation and does not continue the Award), then the Committee shall have the right to provide that in the event of the Change in Control any one or more of the following shall occur:

(i)	Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be canceled and terminated (x) without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option exercise price per Share or Stock Appreciation Right grant price, and (y) with payment if the Fair Market Value of one Share as of the date of the Change in Control is more than the Option exercise price per Share or Stock Appreciation Right grant price ; and/or those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall immediately vest and become fully exercisable; and/or each Option and Stock Appreciation Right outstanding that has met the vesting requirements shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right, with such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine;

(ii)	all Performance Awards shall be considered to be earned and payable based on target performance (as determined by the Committee, as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled, paid or distributed;

(iii)	restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; and

(iv)	the restrictions, other limitations and other conditions applicable to any other Awards that are not assumed or substituted for (or continued) shall lapse, and such other Awards shall become free of all restrictions, limitations and conditions and become fully vested, and shall be immediately settled, paid or distributed to the full extent of the original grant.

12.3 Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events (provided, however, that any definition of Change in Control in an Award Agreement may not provide that a Change in Control will occur prior to consummation or effectiveness of a change in control of the Company and may not provide that a Change in Control will occur upon the announcement, commencement, stockholder approval or other potential occurrence of any event or transaction that, if completed, would result in a change in control of the Company):

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary, (ii) by any employee benefit plan (or related trust), including without limitation the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and its related trust, sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c), or (v) by any person of Company Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of thirty percent (30%) or more of Company Voting Securities by such person;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the

Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust), including without limitation the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and its related trust, sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of thirty percent (30%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a Non-Qualifying Transaction); or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than thirty percent (30%) of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

13.	GENERALLY APPLICABLE PROVISIONS

13.1 Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal United States national securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 under the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 13.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 5.3 or Section 6.2(g) to eliminate the requirements relating to minimum exercise price, minimum grant price and stockholder approval, (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(e), (f) add performance goals to Section 11.2 or (g) increase any of the limitations in Section 11.5. The Board may not (except pursuant to Section 13.2 or in connection with a Change in Control), without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

13.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the limitations in Section 11.5 (other than to Awards denominated in cash), the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company); provided, however, that the number of Shares subject to any Award shall always be a whole number.

13.3 Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 13.3.

13.4 Termination of Employment or Services. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, Separation from Service or otherwise. The date of termination of a Participant’s employment or services, or of a Participant’s Separation from Service, will be determined by the Committee, which determination will be final.

13.5 Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.

13.6 Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee and set forth in an applicable Award Agreement, be entitled to accrue on unvested Awards (and subsequently receive upon and subject to satisfying the vesting requirements of the Award) amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. For the avoidance of doubt, Dividend Equivalents shall not be paid if applicable performance goals, if any, and other vesting conditions are not satisfied.

14.	MISCELLANEOUS

14.1 Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

14.2 Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant (or Permitted Assignee) such withholding taxes as may be required by law, or to otherwise require the Participant (or Permitted Assignee) to pay such withholding taxes. If the Participant (or Permitted Assignee) shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant (or Permitted Assignee) or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants (or Permitted Assignee) to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant or Permitted Assignee, or after the Company’s adoption of ASU 2016-09, Compensation-Stock Compensation (Topic 718) dated March, 2016, maximum tax withholding), or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

14.3 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

14.4 Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

14.5 Forfeiture Events; Clawback

(a) Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s service for cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Subsidiaries.

(b) Clawback. Notwithstanding any other provisions of this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deduction and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

14.6 Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

14.7 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

14.8 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

14.9 Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

14.10 Construction. As used in the Plan, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

14.11 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

14.12 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

14.13 Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth (10th) year anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

14.14 Foreign Employees and Consultants; Subplans. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

The Committee may establish subplans under the Plan for purposes of satisfying laws of various countries in which Employees are employed. Subplans shall contain such limitations and other terms and conditions as the Committee determines necessary or desirable. All such subplans shall be a part of the Plan, but each subplan shall apply only to the Participants in the country with respect to which the subplan was established.

14.15 Compliance with Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A, or an applicable exception thereto, and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A (or an exception thereto), including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “Specified Employee” (as defined under Section 409A) as a result of such Employee’s separation from service (other than a payment that is not subject to Section 409A ), to the extent necessary to avoid the imposition of taxes thereunder, shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) upon expiration of such delay period.

14.16 No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

14.17 Data Privacy. As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Participant’s participation in the Plan. The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address, and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor, for the purpose of implementing, managing, and administering the Plan (the “Data”). The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management, and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan. The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares. The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Participant understands that refusal or withdrawal of consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

14.18 Indemnity. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.19 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit, or affect the substance or interpretation of the provisions contained herein.

To record adoption of the Plan by the Board on                             , 2017, and approval of the Plan by the Company’s stockholders on                             , 2017, the Company has caused its authorized officer to execute the Plan.

ADVANCED DRAINAGE SYSTEMS, INC.

By:

Printed Name:

Title:

Date Signed:

ADVANCED DRAINAGE SYSTEMS, INC./WMS 4640 TRUEMAN BOULEVARD HILLIARD, OH 43026

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/WMS2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30587-P95298	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANCED DRAINAGE SYSTEMS, INC./WMS
The Board of Directors recommends you vote FOR all of the nominees listed and FOR proposals 2, 3, 4 and 5.
1. Election of Directors		For	Against	Abstain
1a. Joseph A. Chlapaty		☐	☐	☐
1b. Tanya Fratto		☐	☐	☐
1c. Carl A. Nelson, Jr.		☐	☐	☐			For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2018.							☐	☐	☐
3. Approval, in a non-binding advisory vote, of the compensation for named executive officers.							☐	☐	☐
4. Approval of the Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan.							☐	☐	☐
5. Approval of the material terms of the performance measures under the 2017 Omnibus Incentive Plan for purposes of Internal Revenue Code Section 162(m).							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E30588-P95298

ADVANCED DRAINAGE SYSTEMS, INC./WMS

Annual Meeting of Stockholders

Monday, July 17, 2017 10:00 A.M.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Joseph A. Chlapaty and Scott A. Cottrill, and each of them, with respect to any shares of common stock held by the undersigned as proxies to attend the annual meeting of stockholders of the Company to be held virtually on Monday, July 17, 2017 at 10:00 a.m., Eastern Time, and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors and on the Board of Directors proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If you sign and return this card without marking, this proxy card will be treated as being FOR the election of Directors and FOR the recommendations of the Board of Directors on proposals 2, 3, 4 and 5.

IMPORTANT NOTICE TO PARTICIPANTS IN THE ADVANCED DRAINAGE SYSTEMS, INC. EMPLOYEE STOCK OWNERSHIP PLAN

This proxy also provides voting instructions for shares of the ESOP Preferred Stock held by the Trustee of the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and its related trust (“ESOP”) and directs such Trustee to vote all shares of the ESOP Preferred Stock held for the benefit of the undersigned as indicated on the reverse side of this card for the election of Directors and on the Board of Directors proposals listed; and, at their discretion, on such other matters as may properly come before the meeting. If no instructions are given or if your voting instructions are not received on or before 11:59 p.m. ET on July 11, 2017, the cut-off date for purposes of providing voting instructions for the ESOP Preferred Stock, the Trustee will vote the uninstructed shares of the ESOP Preferred Stock in direct proportion to the voting of shares of the ESOP Preferred Stock for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended.

Votes should be received by the Company’s proxy tabulator, Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 by 11:59 p.m. ET on July 14, 2017, for shares of common stock to be voted and 11:59 p.m. ET on July 11, 2017, for the Trustee to vote the ESOP Preferred Stock. Broadridge will report separately to the proxies identified above and to the Trustee of the ESOP as to proxies received and voting instructions provided, respectively.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

V.1.2

ADVANCED DRAINAGE SYSTEMS, INC.

June 7, 2017

To:	Participants in the Advanced Drainage Systems, Inc. Employee Stock Ownership Plan and its related trust (the “ESOP”)

Re:	Voting instructions for the Trustee of the ESOP for the 2017 Annual Meeting of Stockholders.

Proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Stockholders of Advanced Drainage Systems, Inc. (the “Company”). We hope you will take advantage of the opportunity to direct the manner in which shares of the ESOP Preferred Stock of the Company allocated to your account under the ESOP will be voted.

As a participant in the ESOP, you are receiving a Notice of Internet Availability (the “Notice”). You may access the voting instruction card, annual report and Proxy Statement, which describes the matters to be voted upon, via the internet at www.virtualshareholdermeeting.com/WMS2017. If you require a copy of the proxy, annual report and/or an extra voting instruction card, please follow the directions contained in the Notice.

After you have reviewed the Proxy Statement, we urge you to provide voting instructions to the Trustee of the ESOP (i.e., Fifth Third Bank) regarding your allocated shares of the ESOP Preferred Stock under the ESOP by completing the proxy card in accordance with the instructions set forth in the Notice. Broadridge Financial Solutions will tabulate the votes for the purpose of having those shares voted by the Trustee of the ESOP.

We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the Trustee will vote the uninstructed shares of the ESOP Preferred Stock in the same proportion in which it has received voting instructions.

If you also own shares of the Company’s common stock outside of the ESOP, you should follow the above instructions for purposes of voting at the annual meeting. Please return all your voting materials so that all shares of the ESOP Preferred Stock may be voted.

Very truly yours,

Joseph A. Chlapaty
President and Chief Executive Officer